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ArQule, Inc.
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ARQULE, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
       Our 2005 Annual Meeting of Stockholders will be held at The Museum of Science, Science Park, Boston, Massachusetts 02114 at 9:00 a.m. on May 18, 2005 for the following purposes:

1.	To elect William G. Messenger and Patrick J. Zenner as directors to hold office for a term of three years and until their respective successors are elected and qualified;

2.	To approve an amendment to our Amended and Restated 1994 Equity Incentive Plan to increase the aggregate number of shares of our common stock that may be issued under the plan by 1,300,000 shares from 8,300,000 to 9,600,000 shares;

3.	To approve an amendment to our Amended and Restated 1996 Director Stock Option Plan to increase the aggregate number of shares of our common stock that may be issued under the plan by 150,000 shares from 350,500 to 500,500 shares;

4.	To approve an amendment to our Amended and Restated 1996 Employee Stock Purchase Plan to increase the aggregate number of shares of our common stock that are available for purchase under the plan by 210,000 shares from 1,020,000 to 1,230,000 shares;

5.	To ratify and confirm the appointment by the our Audit Committee of PricewaterhouseCoopers LLP, an independent registered public accounting firm, to serve as the Company’s independent auditors for the fiscal year ending December 31, 2005; and

6.	To transact any other business that may properly come before the meeting or any adjournment of the meeting.
      Only stockholders of record at the close of business on April 1, 2005 will be entitled to vote at the meeting or any adjournment. A list of these stockholders will be available for examination by any stockholder for any purpose germane to the meeting for ten days before the meeting during ordinary business hours at the offices of ArQule.
      IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, WHETHER YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE YOUR PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. ALSO, YOU MAY SUBMIT YOUR PROXY ELECTRONICALLY OR BY TELEPHONE ACCORDING TO THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.

By order of the Board of Directors, Louise A. Mawhinney,
Vice President, Treasurer,
Secretary & Chief Financial Officer
Dated: April 12, 2005

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Proxy Statement
PROPOSAL 1 -- ELECTION OF DIRECTORS
Nominees
Continuing Incumbent Directors
STOCK PERFORMANCE GRAPH
REPORT ON EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION
PROPOSAL 2 -- AMENDMENT TO OUR AMENDED AND RESTATED 1994 EQUITY INCENTIVE PLAN
PROPOSAL 3 -- AMENDMENT TO OUR AMENDED AND RESTATED 1996 DIRECTOR STOCK OPTION PLAN
PROPOSAL 4 -- AMENDMENT TO OUR AMENDED AND RESTATED 1996 EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL 5 -- TO RATIFY THE SELECTION OF INDEPENDENT AUDITORS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SHARE OWNERSHIP
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS
OTHER MATTERS
APPENDIX A
APPENDIX B
APPENDIX C

ARQULE, INC.
19 Presidential Way
Woburn, Massachusetts 01801-5140
Telephone: (781) 994-0300

Proxy Statement

General Information
      With the enclosed proxy card, our Board of Directors is soliciting your proxy for use at our 2005 Annual Meeting of Stockholders to be held at The Museum of Science, Science Park, Boston, Massachusetts 02114 at 9:00 a.m. on Wednesday, May 18, 2005 and at any adjournments of the meeting. This proxy statement and accompanying proxy card are first being sent or given to stockholders on or about April 12, 2005.
      The principal business expected to be transacted at the meeting, as more fully described below, will be the election of directors, the approval of amendments to our Amended and Restated 1994 Equity Incentive Plan, our Amended and Restated 1996 Director Stock Option Plan and our Amended and Restated 1996 Employee Stock Purchase Plan and the ratification of the selection of PricewaterhouseCoopers LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending December 31, 2005.
      The authority granted by an executed proxy may be revoked at any time before its exercise by filing with our Secretary a written revocation or a duly executed proxy bearing a later date or by voting in person at the meeting.
      We will bear the cost of solicitation of proxies, including charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. In addition to the use of the mails, proxies may be solicited by our officers and employees in person or by telephone.
      Only stockholders of record at the close of business on April 1, 2005 will be entitled to vote at the meeting. On that date, we had outstanding 34,783,481 shares of common stock, $0.01 par value, each of which is entitled to one vote. The presence at the meeting, in person or by proxy, of a majority in interest of the voting capital stock issued and outstanding and entitled to vote shall constitute a quorum for the transaction of business. You may submit your proxy in writing, electronically or by telephone according to the instructions on the enclosed proxy card. If you submit a proxy without directions as to votes on the matters to be considered at the Annual Meeting, the proxy will be voted for the election of the nominees listed below and “FOR” proposals 2, 3, 4 and 5. Abstentions and broker non-votes will be considered present for purposes of determining the presence of a quorum. Broker non-votes are proxies submitted by brokers that do not indicate a vote for one or more proposals because the brokers have not received instructions from the beneficial owners on how to vote on these proposals and do not have discretionary voting authority.

PROPOSAL 1 — ELECTION OF DIRECTORS
      Our by-laws provide that the number of directors is established by the Board but shall not be fewer than one. For 2005, the number of directors is fixed at eight divided into three classes as nearly equal in number as possible. Currently, there are eight directors serving. At the meeting, two directors will be elected to hold office for three years and until their respective successors are elected and qualified.
      William G. Messenger and Patrick J. Zenner, both of whom are presently serving as directors, have been nominated for re-election by our Board of Directors for a term of three years. Unless your proxy withholds authority to vote for either of the nominees, the shares represented by such proxy will be voted for their election as the Board’s nominees. If either nominee is unable to serve, which is not expected, the shares represented by your proxy will be voted for such other candidate as may be nominated by the Board of Directors.
Vote Required
      A plurality of the affirmative votes cast by the stockholders present and entitled to vote at the meeting is required for election of each of the nominees. Broker non-votes and votes withheld will not affect the outcome of the election for directors.
      Set forth below is certain information about the qualifications and experience and other directorships of nominees and continuing incumbent directors.
Nominees
      William G. Messenger (Age: 44).     William G. Messenger has been a director since January 2005. From 1994 to date he has been the owner and managing director of the Lexington Sycamore Group, consultants in the fields of business strategy, organization and leadership. Mr. Messenger serves as Director of the Mockler Center for Faith and Ethics in the Workplace at Gordon-Conwell Theological Seminary. He is also Director of the Boston Division of the Business Leadership & Spirituality Network. Mr. Messenger received a BS in Physics with highest honors from Case Western Reserve University, an MBA with high distinction from Harvard Business School and a Master of Divinity degree, summa cum laude, from Boston University School of Theology.
      Patrick J. Zenner (Age: 58).     Patrick J. Zenner was named Chairman of the Board in May 2004 and has been a director since 2002. A 32-year veteran of the pharmaceutical industry, Patrick Zenner retired in 2001 from the position of President and Chief Executive Officer of Hoffmann-La Roche Inc., North America. Hoffmann-La Roche Inc., based in Nutley, N.J., is the prescription drug unit of the Roche Group. Long active in industry, academic and civic affairs, Mr. Zenner is immediate past chairman of the HealthCare Institute of New Jersey and served on the Boards of Directors and Executive Committees of the Pharmaceutical Research & Manufacturers of America (PhRMA) and the Biotechnology Industry Organization (BIO). In addition, Mr. Zenner has been a member of numerous associations, including the American Foundation for Pharmaceutical Education, the Health Care Leadership Council and the National Committee for Quality Health Care. Mr. Zenner is currently on the Boards of Trustees of Creighton University and Fairleigh Dickinson University. Mr. Zenner is also a member on the Boards of Directors of CuraGen Corporation, Dendrite International, Praecis Pharmaceuticals Inc., Geron Corporation, First Horizon Pharmaceutical Corporation, Xoma Ltd., West Pharmaceutical Services and Exact Sciences, Inc.
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION
OF THE NOMINEES LISTED ABOVE.

Continuing Incumbent Directors
      Michael J. Astrue (Age: 49).     Michael J. Astrue, has been a director since April 2005. Since February 2003, he has been President and Chief Executive Officer of Transkaryotic Therapies, Inc. Prior to that, beginning in May 2000, he was Senior Vice President, Administration and General Counsel of Transkaryotic Therapies. He brings two decades of public and private sector experience in the biotechnology and pharmaceutical industries. He has served as Chairman of the Massachusetts Biotechnology Council and, before joining Transkaryotic Therapies, was Vice President, Secretary, and General Counsel for Biogen, Inc. Mr. Astrue was also a partner at the law offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., held several positions with the U.S. Department of Health and Human Services, including General Counsel, and served as Associate Counsel to the President, where he advised and represented former Presidents Ronald Reagan and George Bush. He holds a B.A. from Yale University and a J.D. from Harvard Law School.
      Laura Avakian (Age: 59).     Laura Avakian has been a director since March 2000. Since 1999, Ms. Avakian has been Vice President for Human Resources for the Massachusetts Institute of Technology, where she directs all human resource programs and oversees the Institute’s Medical Department. Prior to joining MIT, she was Senior Vice President, Human Resources, for Beth Israel Deaconess Medical Center and for its parent corporation CareGroup (1996-1999). She previously served as President of The American Society for Healthcare Human Resources Administration, and received the distinguished service award, literature award and chapter leadership award from that society. She received the 1996 Award for Professional Excellence in Human Resources Management from the Society for Human Resource Management. She has also served as editor of the Yearbook of Healthcare Management and authored numerous chapters and articles on human resources management. Ms. Avakian received her B.A. degree from the University of Missouri at Columbia and her M.A. degree from Northwestern University.
      Timothy C. Barabe (Age: 51).     Timothy C. Barabe has been a director since November 2001. Mr. Barabe has been employed by Regent Medical Ltd. since September 2004 as its Chief Financial Officer, located in Manchester, England. Regent Medical is one of the world’s largest suppliers of disposable surgical gloves and associated antiseptic products. Previously Mr. Barabe was employed by Novartis AG from 1982 through August 2004 in various capacities, lastly as the Chief Financial Officer of Sandoz GmbH, the generic pharmaceutical subsidiary of Novartis. From February 2002 until April 2003, Mr. Barabe was Group Vice President and President, Specialty Lenses of CIBA Vision. From 1993 through January 2002, Mr. Barabe was the Chief Financial Officer of CIBA Vision Corp., a contact lens and lens care subsidiary of Novartis. Mr. Barabe received his B.B.A. degree from the University of Massachusetts (Amherst) and his M.B.A. degree from the University of Chicago.
      Werner Cautreels (Age: 52).     Werner Cautreels, Ph.D. has been a director since September 1999. He has over 20 years of experience in the healthcare industry. Since May 1998, Dr. Cautreels has been the Global Head of Research and Development of Solvay Pharmaceuticals. Prior to that time, Dr. Cautreels served as Senior Vice President of Research and Development at Nycomed Amersham Ltd., held two senior management positions at Sterling Winthrop and served as Vice President of Scientific Affairs at Sanofi Pharmaceuticals, where he conducted clinical trials in various therapeutic areas and researched licensing opportunities. Dr. Cautreels received his Ph.D. in Chemistry from University of Antwerp, Belgium.
      Tuan Ha-Ngoc (Age: 52).     Tuan Ha-Ngoc has been a director since 2002. Mr. Ha-Ngoc has 28 years of worldwide experience in the healthcare industry, primarily in the biotechnology sector but also in the pharmaceutical, medical devices, and information technology areas. He has been President and CEO of AVEO Pharmaceuticals, Inc. (f/k/a GenPath Pharmaceuticals, Inc.) since its inception in 2002. From 1999 to 2002, he was co-founder, President & CEO of deNovis, Inc., an enterprise-scale software development company for the automation of healthcare administrative functions. From 1998 to 1999, he served as Corporate Vice President, Strategic Development for American Home Products Corporation (recently renamed Wyeth) after its acquisition of Genetics Institute. From 1984 to 1998, he was at Genetics Institute, Inc. as its Executive Vice President responsible for Corporate Development, Commercial Operations, European Operations and Japanese Operations. From 1976 to 1984, he held various marketing and business positions at Baxter Healthcare, Inc. a leading medical device company. Mr. Ha-Ngoc received his MBA degree from INSEAD and his Master’s degree in Pharmacy at the University of Paris, France. He serves on the Board of several academic and non-profit organizations such as the Harvard School of Dental Medicine, the Tufts School of Medicine, the Belmont Hill School, the Boston Philharmonic Orchestra, and the International Institute of Boston.
      Stephen A. Hill, B.M., B.Ch., M.A., F.R.C.S. (Age: 47).     Stephen A. Hill has served as ArQule’s President and CEO since April 1999. Before joining ArQule, Dr. Hill was the Head of global Drug Development at F. Hoffmann-La Roche Ltd. from 1997-1999. Dr. Hill joined Roche in 1989 as Medical Adviser to Roche Products in the United Kingdom. He held several senior positions there that included Medical Director, responsible for clinical trials of compounds across a broad range of therapeutic areas, such as CNS, HIV, cardiovascular, metabolic and oncology products. Subsequently, he served as Head of International Drug Regulatory Affairs at Roche headquarters in Basel, Switzerland, where he led the regulatory submissions for seven major new chemical entities. Dr. Hill also was a member of Roche’s Portfolio Management, Research, Development and Pharmaceutical Division Executive Boards. Prior to Roche, Dr. Hill served seven years with the National Health Service in the United Kingdom in General and Orthopedic Surgery. Dr. Hill is a Fellow of the Royal College of Surgeons of England and holds his scientific and medical degrees from St. Catherine’s College at Oxford University.
Corporate Governance
      At ArQule, we value honesty, integrity and fairness in our dealings with our fellow employees, our stockholders, our collaborators and our communities. In addition to meeting both the letter and the spirit of federal and state law and regulations and the rules of the Nasdaq Stock Market, Inc. (“Nasdaq”), our directors have mandated that our business dealings comply with the highest ethical and corporate governance standards.
      We have adopted the ArQule Corporate Code of Conduct and related governance policies to provide guidance to our directors and management in their efforts to provide effective and appropriate corporate governance. As is the case with our other policies and practices, the tenets reflected in the Code and policies are intended to align the interests of the directors, management and other employees with those of our stockholders. We will review and, if necessary in our judgment, modify the guidelines from time to time.

Corporate Code of Conduct
      We maintain a Corporate Code of Conduct and associated policies and procedures covering specific areas of corporate conduct in detail. Our Corporate Code of Conduct currently covers such areas as: corporate communications; legal and regulatory requirements; knowledge of laws and regulations; fair treatment of employees; anti-discrimination and sexual harassment; environmental health and safety; conflicts of interest; trading in ArQule securities; political activity and contributions; protecting ArQule assets; records retention and disposal; intellectual property policies and procedures; and reporting violations of Company policies and investigation of complaints. The Company’s Corporate Code of Conduct is applicable to our directors, employees and officers, including our President and Chief Executive Officer and our Vice President, Treasurer, Secretary and Chief Financial Officer (our principal executive and principal accounting and financial officers). Waivers of the requirements of the Code or associated policies with respect to members of the Board and executive officers are subject to the approval of the full Board. The Corporate Code of Conduct and related policies are posted on our website at http://www.arqule.com.

Standards for Independence
      For a director to be designated as independent, as defined by Nasdaq listing standards, our Board must determine that he or she has no “material relationship” with the Company other than that of a director. When assessing the “materiality” of a director’s relationship with the Company, the Board considers all relevant facts and circumstances, not merely from the director’s standpoint, but from that of the persons or organizations with which the director has an affiliation, the frequency or regularity of any services performed for us outside the scope of duties as a director, whether the services are being carried out at arm’s length in the ordinary course of business and whether the services are being provided substantially on the same terms to the Company as those prevailing at the time from unrelated parties for comparable transactions. The Board of Directors has determined that Laura Avakian, Timothy C. Barabe, Werner Cautreels, Tuan Ha-Ngoc, William G. Messenger and Patrick J. Zenner, constituting a majority of the Board members, are “independent directors” as that term is defined in Nasdaq listing standards.
Committees of the Board
      Our Board of Directors has a standing audit committee (the “Audit Committee”), compensation and nominating committee (the “Compensation and Nominating Committee”) and science committee (the “Science Committee”). In addition, the Audit Committee has a corporate compliance subcommittee (the Compliance Subcommittee). Each of these committees is chaired by, and comprised entirely of, independent directors, as defined by Nasdaq listing standards. The current charters and key practices of these committees are published on our website at http://www.arqule.com.

Compensation and Nominating Committee
      In 2004, the Compensation and Nominating Committee of the Board of Directors initially consisted of Ms. Avakian, Mr. Elia and Mr. Zenner. Mr. Elia resigned as a director effective May 21, 2004. Ms. Avakian served as Chair during the year. The Compensation and Nominating Committee met four times in 2004.
      The purpose of the Compensation and Nominating Committee is to provide advice and direction to the Board of Directors and management concerning the Company’s compensation philosophy and policies, in general, and, in particular, compensation of directors and officers of the Company. In addition to its responsibilities regarding compensation, the Compensation and Nominating Committee is responsible for governance and nomination matters including, but not limited to, (a) developing a succession plan for our Chief Executive Officer, (b) the annual performance appraisal of our Chief Executive Officer, Chief Financial Officer, Chief Scientific Officer, and Vice President of Human Development and, as requested by the Chief Executive Officer, other officers of the Company, (c) the annual performance appraisal of our Board of Directors and its members, and (d) the identification and process of selection and nomination of new members of our Board of Directors, as such need arises.

Stockholder Nominees
      The Compensation and Nominating Committee has not established any special procedures for stockholder submission to the Compensation and Nominating Committee of nominees for election to the Board of Directors. Our by-laws permit any stockholder entitled to vote for the election of directors to nominate directors. We believe that this long-standing mechanism, in place since incorporation of the Company, provides the appropriate means for stockholder nominations. Under our by-laws, a stockholder wishing to nominate a director candidate must deliver or mail written notice of such nomination to the Chairman of the Board, the President or the Secretary of the Company at our principal executive offices. If the election is to be held at the annual meeting of stockholders, notice must be received at least 75 days before the anniversary date of the prior year’s meeting, assuming there was an annual meeting in the prior year and the date of the current year’s annual meeting is not more than 30 days before or after the anniversary date of the prior year’s meeting. Otherwise, notice must be received at least 45 days before the date of the current year’s annual meeting or a special meeting, if at least 60 days’ notice or prior public disclosure of the date of the current year’s annual meeting or the special meeting is provided. If neither of the previous two sentences applies, notice must be received at least 15 days after the date on which notice of the date of the current year’s annual meeting or the special meeting was mailed or public disclosure was made of such meeting date. The notice must include the stockholder’s name and address and the class and number of shares of securities beneficially owned by such stockholder, and each nominee’s: (i) name, age, business address and home address; (ii) principal occupation or employment; (iii) beneficial ownership of Company securities, including class and the number of shares of stock; and (iv) any other information relating to the nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934.

      The Compensation and Nominating Committee will consider all nominees submitted by stockholders in the manner described above. No distinction is made between nominees submitted by stockholders and other candidates. All potential nominees will be evaluated on the same basis.

Communications with Directors
      We do not have a formal process for communication by stockholders to directors; however, stockholders and others who wish to communicate may write to the Board as a whole or individual directors at: Investor Relations, ArQule, Inc., 19 Presidential Way, Woburn Massachusetts 01801-5140. Such communications will be forwarded directly to the addressee(s).
      We do not have a policy regarding attendance of directors at our annual meeting of stockholders. One of our directors, Stephen A. Hill, attended our 2004 annual meeting.

Director Qualifications
      The Compensation and Nominating Committee identifies nominees for directors from various sources including referrals from current Board members and industry contacts and in the past has used third party consultants to assist in identifying, evaluating and recruiting potential nominees. The directors have not set formal criteria or qualifications for individuals to be nominated or re-nominated as candidates for Board membership. Instead, the Compensation and Nominating Committee takes many factors into consideration in evaluating an individual’s suitability. Such factors include a candidate’s judgment, ethics, integrity, values, business experience at policy-making levels in areas relevant to the Company’s business, educational and professional background, level of commitment and other competing professional obligations.

Audit Committee
      In 2004, the Audit Committee consisted of Mr. Barabe, Mr. Ha-Ngoc and Mr. Zenner. Mr. Barabe served as Chair of the Audit Committee during the year. The Audit Committee met eight times in 2004. Each member of the Audit Committee, both during 2004 and currently, was and is independent as defined by Nasdaq listing standards. The Board of Directors has determined that Mr. Barabe is an “audit committee financial expert” as defined in SEC rules. In January 2005, Mr. Ha-Ngoc left the Audit Committee and William G. Messenger, a nominee for re-election as a director, joined the Audit Committee.
      The principal purpose of the Audit Committee is to oversee the integrity of the Company’s financial reporting process. In particular, the Audit Committee will monitor (a) the integrity of the Company’s financial statements, (b) the Company’s compliance with legal and regulatory requirements and (c) the qualifications, independence and performance of the Company’s independent auditors and of its internal audit function, if any. The Audit Committee reviews and approves any report required by the SEC to be included in our reports and filings.
      The Company’s independent auditors (currently, PricewaterhouseCoopers LLP, an independent registered public accounting firm) is ultimately accountable to the Audit Committee in its capacity as a committee of the Board. The Audit Committee has sole authority and responsibility to select, hire, oversee, evaluate, approve the compensation of, and, where appropriate, replace our independent auditors.

Compliance Subcommittee
      The Compliance Subcommittee of the Audit Committee consists of Mr. Barabe and Dr. Cautreels. The Compliance Subcommittee does not have a Chairman. The Compliance Subcommittee did not meet in 2004.
      The principal purpose of the Compliance Subcommittee is overseeing the integrity and efficacy of our efforts to meet our corporate governance and legal and regulatory obligations. The Compliance Subcommittee is responsible for identifying, reviewing and resolving issues that arise relating to such matters, including from time to time as the Committee deems appropriate, conducting investigations based on reports made pursuant to the Company’s Compliance Enforcement Policy.

Science Committee
      The Science Committee consists of Dr. Cautreels who is its Chair. The Science Committee did not meet in 2004 but provided advice and input to management on an ad hoc basis throughout 2004.
      The Science Committee is responsible for reviewing the scientific direction of the Company. In particular, the Committee plays a central role in deciding the manner by which the Company will continue to enhance its capabilities as a drug discovery organization (whether by acquisition, merger, in-licensing, internal growth or a combination of those methods) and evaluating the scientific opportunities under consideration by management. The Committee is also available to management to review data relating to new scientific directions for the Company and other science related matters and to perform such other services as may be assigned by the Board of Directors.
Attendance at Meetings
      The Board of Directors held seven meetings during 2004, and each director attended at least 75% of all meetings of the Board and of all committees of the Board on which he or she served, except for Mr. Elia, who attended 60% of the aggregate of such meetings before he left the Board. Mr. Elia submitted a letter of resignation which the Board accepted on May 21, 2004.
Director Compensation
      Currently, each of our non-employee directors who is serving as a director prior to and immediately following any annual meeting of stockholders will receive a $10,000 annual retainer. Each non-employee director will also receive $2,000 for each day on which the Board of Directors meets and the director attends.
      In addition to the base compensation for directors, the director serving as Chairman of the Board of Directors (currently, Mr. Zenner) will receive a $15,000 annual retainer and $1,000 for each meeting day of the Board of Directors attended.
      In addition to the base compensation for directors, the director serving as Chairman of the Audit Committee (currently, Mr. Barabe) will receive a $10,000 annual retainer and $1,000 for each meeting day of the Board of Directors attended.
      In addition to the base compensation for directors, the director serving as Chairman of the Compensation and Nominating Committee (currently, Ms. Avakian), and the director serving as Chairman of the Science Committee (currently, Dr. Cautreels) will each receive a $10,000 annual retainer.
      Under our Director Stock Option Plan each non-employee director who is serving as a director prior to and immediately following any annual meeting of stockholders (whether or not a director is being re-elected) receives an automatic grant of an option to purchase 5,000 shares of our common stock. This option is fully exercisable on the date of grant. In addition, upon initial election to the Board, each non-employee director receives an automatic grant of an option to purchase 10,000 shares of common stock. This option become exercisable as to 3,334 shares on the date of the Company’s next annual meeting of stockholders following the date of grant and as to 3,333 shares on the date of each of the next two annual meetings of stockholders, so long as the director remains in office. All options referred to in this paragraph have a term of ten years and an exercise price equal to the closing price of the common stock as reported by the Nasdaq National Market on the last trading day prior to the date of grant.
      Ms. Avakian, Mr. Barabe, Dr. Cautreels, Mr. Elia, Mr. Ha-Ngoc and Mr. Zenner each received grants of options to purchase 5,000 shares of common stock in May 2004. Mr. Messenger received a grant of options to purchase 10,000 shares in January 2005. Mr. Astrue received a grant of options to purchase 10,000 shares in April 2005.

STOCK PERFORMANCE GRAPH
      The following graph shows the cumulative total stockholder return on our common stock over the period from January 1, 2000 to December 31, 2004, as compared with that of the Nasdaq Stock Market Index (U.S. Companies) and the Nasdaq Pharmaceuticals Index, based on an initial investment of $100 in each on December 31, 1999. Total stockholder return is measured by dividing share price change plus dividends, if any, for each period by the share price at the beginning of the respective period, and assumes reinvestment of dividends.
COMPARISON OF CUMULATIVE TOTAL RETURN OF ARQULE, INC.,
NASDAQ STOCK MARKET (U.S. COMPANIES) INDEX
AND NASDAQ PHARMACEUTICALS INDEX

	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04

ArQule, Inc.	$100.000	$312.195	$165.854	$29.756	$47.610	$56.488

Nasdaq Market (U.S. Companies) Index	$100.000	$60.308	$47.837	$33.073	$49.449	$53.813

Nasdaq Pharmaceuticals Index	$100.000	$124.733	$106.307	$68.691	$100.692	$107.242

COMPENSATION AND NOMINATING COMMITTEE OF THE BOARD OF
DIRECTORS OF ARQULE, INC. (“ARQULE”)
REPORT ON EXECUTIVE COMPENSATION
      This report describes the compensation policies applicable to ArQule’s executive officers, including Dr. Stephen A. Hill, ArQule’s President and Chief Executive Officer, during 2004.
      Overall Policy. Our executive compensation program is designed to be closely linked to corporate performance and returns to stockholders. To this end, we have developed an overall compensation strategy and a specific compensation plan that tie a portion of executive compensation to ArQule’s success in meeting specified performance goals. In addition, through the use of stock options, we ensure that a part of each executive’s compensation is closely tied to the performance of ArQule’s stock. The objectives of this strategy are to attract and retain the best possible executive talent, to motivate ArQule’s executives to achieve the goals inherent in its business strategy, to link executive and stockholder interests through equity-based plans and, finally, to provide a compensation package that recognizes individual contributions as well as corporate, technical and financial performance.
      We determine the compensation of all corporate officers, including the Chief Executive Officer and the three other executive officers of ArQule named in the Summary Compensation Table. We take into account the views of ArQule’s Chief Executive Officer and review compensation surveys to ensure the competitiveness of the compensation offered by ArQule for purposes of recruiting and retaining key management.
      The key elements of ArQule’s executive compensation consist of base salary, performance-based bonuses and stock options. Our policies with respect to each of these elements, including the basis for the compensation awarded to Dr. Hill in 2004, are discussed below. In addition, while the elements of compensation described below are considered separately, we take into account the full compensation package afforded to the individual, including insurance and other employee benefits.
      The base salary for 2004 for each of the executive officers, including Dr. Hill, was based on the performance of the individual as well as a review of compensation paid to persons holding comparable positions in other biotechnology companies. Dr. Hill was paid $427,847 in base salary during 2004. This base salary reflected Dr. Hill’s performance as Chief Executive Officer of ArQule, national salary competition in the biotechnology sector and achievement of objectives set by the Board of Directors.
      Performance-based Bonuses. We believe that a significant part of overall cash compensation for senior executives should be “at risk,” i.e., contingent upon successful implementation of ArQule’s strategy. Individuals with the greatest influence on company-wide performance should have the largest amount of cash benefits at risk. Cash bonuses represent a percentage of fixed salary. In determining the target percentage for the bonus of a particular executive, we consider salary survey data and level of strategic contribution to ArQule’s performance. Individual bonus payments are determined after consideration of each executive’s individual performance and that of ArQule as a whole, generally on a calendar-year basis. Bonuses granted to Dr. Hill, Mr. Jacobs, Dr. Li and Ms. Mawhinney in January 2005 (in respect of performance during 2004) were based primarily on achievement of objectives set for them and their respective departments.
      Stock Options. We grant stock options to executive officers under the Amended and Restated 1994 Equity Incentive Plan. Stock options are granted with an exercise price equal to the closing price of ArQule’s common stock as reported by the Nasdaq National Market on the last trading day prior to the date of grant and vest over various periods of time, normally four years or upon the achievement of specified milestones. Stock option grants are designed to encourage the creation of stockholder value over the long term since the full benefit of the compensation package cannot be realized unless stock price appreciation is achieved, and, once achieved, is maintained and increased. Accordingly, stock option grants align the interests of executive officers and employees with those of stockholders. In determining the amount of these grants, we evaluate the job level of the executive, responsibilities to be assumed in the upcoming year, and responsibilities in prior years. In addition, we take into account the size of the officer’s awards in the past and market data relating to compensation. After consideration of all of these factors, Dr. Hill was awarded an option for 125,000 shares in January 2005 (in respect of his performance during 2004).

      Deduction for Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), denies deduction for certain compensation in excess of $1,000,000 paid to executive officers, unless certain performance, disclosure, stockholder approval and other requirements are met. We are monitoring the effects of ArQule’s compensation programs with regard to the Code’s Section 162(m). To date, ArQule has not suffered a loss of compensation deduction as a result of the $1,000,000 limitation. We reserve the right to design programs that recognize a full range of performance criteria critical to ArQule’s success, even where the compensation paid under such programs may not be deductible.
      Employment Contracts. In order to remain competitive in recruiting senior executives, we will, on a case-by-case basis, recommend that ArQule enter into employment contracts with its executive officers. Such contracts may include severance benefits and protection in case of a change in control of ArQule. Such benefits may exceed those available to ArQule’s employees generally. For more information about ArQule’s existing employment contracts, see the descriptions under the caption below, “EXECUTIVE EMPLOYMENT AGREEMENTS.”
      Conclusion. As described above, a very significant portion of ArQule’s executive compensation is linked directly to individual and corporate performance and stock price appreciation. We intend to continue the policy of linking executive compensation to ArQule’s performance and returns to its stockholders. We apply a similar analysis in setting compensation for members of ArQule’s Board of Directors. For more information about ArQule’s existing director compensation, see the descriptions under the caption above, “Director Compensation.”

By the Compensation and Nominating Committee,

Laura Avakian, Chairwoman
Patrick J. Zenner

EXECUTIVE COMPENSATION
Summary Compensation Table
      The following table summarizes the compensation paid to or earned by our Chief Executive Officer and our other executive officers whose salary and bonus exceeded $100,000 during the fiscal year ended December 31, 2004. We refer to these persons as the named executive officers.

						Long-Term
						Compensation
		Annual Compensation				Awards

					Other Annual	Securities
					Compensation	Underlying
Name and Principal Position	Year	Salary($)	Bonus(1)		($)	Options(#)(2)

Dr. Stephen A. Hill	2004	$427,847	$206,000			150,000
President and Chief Executive Officer	2003	$410,616	$226,600			60,000
	2002	$398,462	$—			40,000

Dr. Chiang Li (3)	2004	$305,281	$101,920			75,000
Vice President and Chief Scientific	2003	$86,464	$120,000	(4)		115,000	(5)
Officer

J. David Jacobs, Esq.	2004	$235,144	$45,386			50,000
Vice President, Legal, General Counsel	2003	$221,723	$45,000			25,500
and Secretary(6)	2002	$216,000	$8,000			7,500

Louise A. Mawhinney	2004	$209,231	$50,000			—
Vice President and Chief Financial	2003	$—	$—			75,000	(7)
Officer

(1)	Except as noted for Dr. Li and Ms. Mawhinney, the cash bonuses shown were earned for the year indicated and paid in the first quarter of the following year.

(2)	Except as noted for Dr. Li and Ms. Mawhinney, the option awards shown were granted in the year indicated based on performance in the prior year.

(3)	Dr. Li commenced employment with the Company as Vice President and Chief Scientific Officer in September 2003.

(4)	This 2003 cash bonus consists of $50,000 paid in September 2003 in connection with Dr. Li’s hiring and $70,000 paid in January 2004 in respect of 2003 performance.

(5)	This stock option award consists of stock options granted in connection with Dr. Li’s hiring.

(6)	Mr. Jacobs’ employment and employment agreement were terminated without cause effective March 1, 2005.

(7)	This stock option award consists of stock options granted in 2003 in connection with Ms. Mawhinney’s hiring in December 2003.
Stock Option Grants in Last Fiscal Year
      The following table sets forth certain information regarding options granted by the Company during the fiscal year ended December 31, 2004 to the named executive officers:

						Potential Realizable Value
	Number of	Percent of				of Assumed Annual Rates of
	Securities	Total Options				Stock Price Appreciation for
	Underlying	Granted	Exercise or			Option Term(3)
	Options	Employees in	Base Price	Expiration
	Granted(#)(1)	Fiscal Year	($/Share)(2)	Date		5%($)	10%($)

Dr. Stephen A. Hill	150,000	14.63%	$5.36	1/15/2014		$1,247,268	$1,895,790
Dr. Chiang Li	75,000	7.32%	$5.36	1/15/2014		$623,634	$947,895
J. David Jacobs	50,000	4.88%	$5.36	6/1/2005	(4)	$415,756	$631,930

(1)	These amounts represent stock option awards made in 2004 in respect of Company performance and management’s achievement of specific goals in 2003. These options were granted under our Amended and Restated 1994 Equity Incentive Plan and, if the employee remains with the Company, become exercisable as to 25% of the shares on each of January 15, 2005, 2006, 2007 and 2008.

(2)	The exercise price of these options is equal to the closing price of the common stock as reported by the Nasdaq National Market on the last trading day prior to the date the options were granted.

(3)	The dollar amounts under these columns are the result of calculations at 5% and 10% rates set by the Securities and Exchange Commission (“SEC”) and, therefore, are not intended to forecast possible future appreciation, if any, in the price of the underlying common stock.

(4)	These options will expire 90 days after the employee left the Company.
Aggregated Option Exercises In Last Fiscal Year and Fiscal Year-End Option Values
      The following table sets forth certain information concerning exercisable and unexercisable stock options held by the named executive officers as of December 31, 2004. None of the named executives exercised stock options during 2004.

	Number of Securities		Value of Unexercised
	Underlying Unexercised		In-the-Money Options at
	Options at Fiscal Year-End		Fiscal Year-End(1)

	Exercisable	Unexercisable	Exercisable	Unexercisable

Dr. Stephen A. Hill	455,000	235,000	$413,450	$186,450
Dr. Chiang Li	57,500	132,500	$68,425	$100,675
J. David Jacobs(2)	44,500	84,000	$16,938	$72,313
Louise A. Mawhinney	18,750	56,250	$24,375	$73,125

(1)	Based on the difference between the exercise price of options and the closing price of the underlying shares of common stock on December 31, 2004 as reported by the Nasdaq National Market ($5.79).

(2)	Mr. Jacobs’ employment and employment agreement were terminated without cause effective March 1, 2005.
      The following table sets forth summary information concerning our equity compensation plans in effect as of the end of fiscal 2004 that provide for the grant to employees of options to purchase our common stock.

	(a)	(b)	(c)

	Number of	Weighted-	Number of Securities
	Securities to be	Average Exercise	Remaining Available for
	Issued Upon	Price of	Future Issuance Under
	Exercise of	Outstanding	Equity Compensation
	Outstanding	Options,	Plans (Excluding
	Options, Warrants	Warrants and	Securities Reflected in
Plan Category	and Rights	Rights	Column (a))

Equity compensation plans approved by security holders	4,228,511	$8.10	2,283,069
Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	4,228,511	$8.10	2,283,069

EXECUTIVE EMPLOYMENT AGREEMENTS
      We currently have employment agreements with Dr. Hill, Dr. Li and Ms. Mawhinney.
      In September 2003 we entered into an employment agreement with Dr. Li. Pursuant to this agreement, we agreed to employ him as our Vice President and Chief Scientific Officer during the term of the agreement at an initial annual base salary of $280,000. The base salary is subject to annual review and upward adjustment by the Board of Directors. Dr. Li is also eligible to receive a discretionary annual cash bonus based on a target amount established by the Board and on Company and individual performance. The agreement provides for continued employment until terminated by either party. If Dr. Li is terminated without cause, as defined in the agreement, we will be required to make a one-time payment to him equal to his annual base salary in effect at the time of termination, plus his average annual bonus for the preceding two years, plus the cost of continuing to provide him with insurance and other benefits for a period of one year. In addition, Dr. Li’s stock options will immediately become exercisable without regard to the original vesting schedule. For the purposes of the agreement, “termination without cause” includes a reduction in Dr. Li’s responsibilities, title, reporting relationship in the case of a change of control of the Company or cash compensation, or relocation of our operations beyond a radius of fifty miles from our current location.
      In December 2003, we entered into an agreement with Ms. Mawhinney whereby we agreed to employ her as our Vice President, Treasurer and Chief Financial Officer during the term of the agreement at a base salary of $200,000 per year. Ms. Mawhinney is also eligible to receive a cash bonus based on a target amount of 25% of base salary and on Company and individual performance and received options to purchase 75,000 shares of our common stock upon commencement of her employment. The agreement is on “employment-at-will” basis; however, if Ms Mawhinney is terminated without cause due to a “change of control” of the Company, both as defined in the agreement, we will be required to pay Ms. Mawhinney her annual base salary in effect at the time of termination over a twelve-month period, plus the cost of continuing to provide her with insurance and other benefits for a period of one year. For the purposes of the agreement, “cause” for termination includes arbitrary, unreasonable, or willful failure to follow the reasonable instructions of the Chief Executive Officer; willful misconduct that is materially injurious to the Company (whether from a monetary perspective or otherwise); willful commission of an act constituting fraud with respect to the Company, conviction for a felony or material breach of other employment obligations (including failure to comply with the Company’s Code of Conduct). In the event the Company terminates Ms. Mawhinney’s employment without cause within one year of a “change in control” of the Company (as defined in the agreement), her stock options will immediately become exercisable without regard to the original vesting schedule.
      In January 2004, we entered into an employment agreement with Dr. Hill which superceded and replaced an earlier agreement signed in April 1999. Pursuant to the latest agreement, we agreed to employ him as our President and Chief Executive Officer during the term of the agreement at an initial annual base salary of $412,000. The base salary is subject to annual review and upward adjustment by the Board of Directors. Dr. Hill is also eligible to receive a discretionary annual cash bonus based on a target amount established by the Board and on Company and individual performance. The agreement provides for continued employment until terminated by either party. If Dr. Hill is terminated without cause, as defined in the agreement, we will be required to make a one-time payment to him equal to twice his annual base salary in effect at the time of termination, plus twice his average annual bonus for the preceding two years, plus the cost of continuing to provide him with insurance and other benefits for a period of one year. For the purposes of the agreement, “termination without cause” includes a reduction in Dr. Hill’s responsibilities, title or cash compensation, relocation of our operations beyond a radius of fifty miles from our current location or failure of a successor in interest to the Company to assume the obligations of the Company under the Agreement. In the event the Company terminates or is deemed to terminate the agreement without cause within one year of a “change in control” of the Company (as defined in the agreement), Dr. Hill’s stock options will immediately become exercisable without regard to the original vesting schedule.
      In January 2004, we entered into an employment agreement with Mr. Jacobs which superseded and replaced an earlier agreement signed in June 2001. Pursuant to the latest agreement, we agreed to employ him as our Vice President, Legal, General Counsel and Secretary during the term of the agreement at an initial annual base salary of $222,480. The base salary was subject to annual review and upward adjustment by the Board of Directors. Mr. Jacobs was also eligible to receive a discretionary annual cash bonus based on a target amount established by the Board and on Company and individual performance. The agreement provided for continued employment until terminated by either party. The agreement was terminated by the Company without cause, as defined in the agreement, effective March 1, 2005. Pursuant to the agreement, we made a one-time payment to him of $281,193, an amount equal to his annual base salary in effect at the time of termination, plus a bonus equal to his average annual bonus for the preceding two years and the cost of continuing to provide him with insurance and other benefits for a period of one year.
REPORT OF THE AUDIT COMMITTEE
      In the course of its oversight of the Company’s financial reporting process, the Audit Committee of the Board of Directors has (i) reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended December 31, 2004, (ii) discussed with our independent auditors, PricewaterhouseCoopers LLP, an independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, and (iii) received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independent Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with the PricewaterhouseCoopers LLP the firm’s independence, and considered whether the provision of non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining independence.
      Based on the foregoing review and discussions, on January 19, 2005, the Committee (as then constituted) recommended to the Board of Directors that our audited financial statements be included in the Company’s Annual Report on Form  10-K for the year ended December 31, 2004 for filing with the SEC.

By the Audit Committee, Timothy C. Barabe, Chairman Tuan Ha-Ngoc Patrick J. Zenner

PROPOSAL 2 — AMENDMENT TO OUR AMENDED AND RESTATED
1994 EQUITY INCENTIVE PLAN
General
      We are soliciting approval by our stockholders of an amendment to our Amended and Restated 1994 Equity Incentive Plan, referred to as the Equity Plan, to increase the aggregate number of shares of common stock that may be issued under the plan by 1,300,000 shares from 8,300,000 to 9,600,000 shares.
      The purpose of the amendment is to ensure that adequate shares of common stock are available to issue to eligible persons in the future.
      The following summary of the material terms of the Equity Plan, as proposed to be amended, is qualified by reference to the full text of the Equity Plan. A copy of the Equity Plan is attached to this Proxy Statement as Appendix A. You may also request and obtain a copy by writing to ArQule at 19 Presidential Way, Woburn, MA 01801, Attn.: Louise A. Mawhinney, Chief Financial Officer. Unless otherwise specified, capitalized terms used in this discussion have the meanings assigned to them in the Equity Plan.
      The purpose of the Equity Plan is to attract and retain key employees and consultants and to provide an incentive for these persons to achieve long-range performance goals. The Equity Plan currently permits us to grant “Awards” to our employees and consultants, including incentive and non-statutory stock options, stock appreciation rights, performance shares, restricted stock, shares of stock units and other stock-based awards. To date, we have granted only incentive stock options, non-statutory stock options and, to a limited extent, restricted stock under the Equity Plan. Currently, we plan to issue only stock options under the Equity Plan but wish to retain the flexibility to make Awards in other forms.
      On April 4, 2005, our Board of Directors voted to amend the Equity Plan, subject to stockholder approval, in order to increase the aggregate number of shares of common stock that may be issued under the plan by 1,300,000 shares from 8,300,000 to 9,600,000 shares.
      If the proposed amendment is approved, Awards may be granted under the Equity Plan for up to a total of 9,600,000 shares of common stock, subject to adjustment for stock splits and similar capital changes. We last increased the number of shares of common stock reserved for issuance under the Equity Plan in May 2004. As of April 1, 2005, 268 employees and 9 consultants were eligible to participate in the Equity Plan and options to purchase an aggregate of 10,861,679 shares of common stock had been granted. Pursuant to the Equity Plan, 521,547 restricted shares of common stock have been issued, of which 48,444 restricted shares have been cancelled. None of the remaining restricted shares is outstanding. Options to purchase 4,051,384 shares have been cancelled, options to purchase 2,407,827 shares have been exercised, and options to purchase 4,402,468 shares remained outstanding, leaving 1,389,705 shares currently available for issuance of new options under the Equity Plan. The closing price of our common stock as reported by the Nasdaq National Market on April 1, 2005 was $4.77.
      The selection of persons who receive Awards under the Equity Plan and the size and types of Awards are generally determined by the Compensation and Nominating Committee (or other committee of at least two members of the Board appointed to administer the Equity Plan) or an individual to whom the Compensation and Nominating Committee has delegated its authority. As of the date hereof, the “Committee” referred to in the Equity Plan is the Compensation and Nominating Committee. The Company does not believe that the proposed amendment to the Equity Plan would have affected the number or types of Awards that were awarded for performance in 2004. Future grants are not presently determinable, and it is not possible to predict the benefits or amounts that will be received by or allocated to particular individuals or groups in 2005. However, if the amendment is not approved the total amount of options awarded may be curtailed. All shares available for grant under the Equity Plan can be used for Awards in the form of options, restricted stock, stock appreciation rights, performance shares, stock units and other rights having a common stock element.

Administration and Eligibility
      Awards are made by the Compensation and Nominating Committee. All employees and, in the case of Awards other than incentive stock options, consultants of the Company or any affiliate, capable of contributing significantly to the successful performance of the Company, are eligible to participate in the Equity Plan.
      Options under the Equity Plan are granted at the discretion of the Compensation and Nominating Committee, which determines the recipients and establishes the terms and conditions of each Award, including the exercise price, the form of payment of the exercise price, the number of shares subject to the option and the time at which the option becomes exercisable. However, the exercise price of any incentive stock option granted under the Equity Plan may not be less than the fair market value of the common stock on the date of grant and the term of any such option cannot be greater than 10 years. The exercise price of any non-statutory stock option is determined by the Compensation and Nominating Committee.
      Subject to certain limitations, the Compensation and Nominating Committee may delegate to one or more of our executive officers the power to make Awards to participants who are not subject to Section 16 of the Securities Exchange Act of 1934 or “covered employees” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). In July 2001, the Compensation and Nominating Committee granted such authority to Dr. Hill.
Federal Income Tax Consequences Relating to Stock Options
      The following discussion briefly summarizes certain federal income tax consequences of Awards under the Equity Plan and does not attempt to describe all possible federal or any foreign, state, local or other tax consequences related to Awards or tax consequences based upon particular circumstances.
      Incentive Stock Options. A participant who is granted an incentive stock option will not recognize income on the grant or exercise of the option. However, the difference between the exercise price and the fair market value of the stock on the date of exercise is an adjustment item for purposes of the alternative minimum tax. If a participant does not exercise an incentive stock option within certain specified periods after termination of employment, the participant will recognize ordinary income on the exercise of the incentive stock option in the same manner as on the exercise of a non-statutory stock option, as described below.
      Non-statutory Stock Options. A participant generally is not required to recognize income on the grant of a non-statutory stock option. Instead, ordinary income generally is required to be recognized on the date the non-statutory stock option is exercised. In general, the amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares of common stock on the date of exercise over the exercise price.
      Restricted Stock. Shares of restricted stock awarded under the Equity Plan will be subject to a substantial risk of forfeiture for the period of time specified in the Award. Unless a participant who is granted shares of restricted stock makes an election under Section 83(b) of the Code as described below, the participant generally is not required to recognize ordinary income on the award of restricted stock. Instead, on the date the substantial risk of forfeiture lapses, the participant will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares of restricted stock on such date over the amount, if any, paid for such shares. If a participant makes a Section 83(b) election to recognize ordinary income on the date the shares of restricted stock are awarded, the amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of award over the amount, if any, paid for such shares. In such case, the participant will not be required to recognize additional ordinary income when the substantial risk of forfeiture lapses.
      Stock Appreciation Rights, Performance Shares, Stock Units and Other Stock Based Awards. A participant generally is not required to recognize income on the grant of a stock appreciation right, an award of performance shares, an award of stock units or any other stock based award. Instead, ordinary income generally is required to be recognized upon the issuance of shares and/or cash pursuant to the terms of the award. In general, the amount of ordinary income required to be recognized is the excess, if any, of (i) the amount of cash and the fair market value of any shares received, over (ii) the amount, if any, paid for the Award.
      Gain or Loss on Sale or Exchange of Shares. In general, gain or loss from the sale or exchange of shares of common stock granted or awarded under the Equity Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange. However, if certain holding period requirements are not satisfied at the time of a sale or exchange of shares of common stock acquired upon exercise of an incentive stock option (a “disqualifying disposition”), a participant generally will be required to recognize ordinary income upon such disposition.
      Deductibility by Company. The Company generally is not allowed a deduction in connection with the grant or exercise of an incentive stock option. However, if a participant is required to recognize ordinary income as a result of a disqualifying disposition, the Company will be entitled to a deduction, subject to the disallowance rules under Section 162(m) of the Code, equal to the amount of ordinary income so recognized. In general, in the case of a non-statutory stock option (including an incentive stock option that is treated as a non-statutory stock option, as described above) a restricted stock award, a stock appreciation right, a performance shares award, a stock units award or any other stock-based award, the Company will be allowed a deduction, subject to the disallowance rules under Section 162(m) of the Code, in an amount equal to the amount of ordinary income recognized by the participant.
      New Tax Rules Affecting Nonqualified Deferred Compensation Plans. Awards under the Equity Plan may be subject to recent federal income tax rules that apply to “nonqualified deferred compensation plans” that were enacted as part of the American Jobs Creation Act of 2004, and which became effective on January 1, 2005. Failure to comply with the new rules or qualify for an exemption in respect of an Award could result in significant adverse tax results to the grantee of such Award, including immediate taxation of the Award upon vesting (and immediate taxation upon vesting of the grantee’s awards under certain other plans), a penalty tax of 20 percent of the amount of income so recognized, plus a special interest payment. The Equity Plan is designed to allow, but does not require, the grant of Awards which are intended to comply with the deferred compensation rules or qualify for an exemption.
      Parachute Payments. Where payments to certain persons that are contingent on a change in control exceed limits specified in the Code, a payee generally is liable for a 20 percent excise tax on, and the corporation or other entity making the payment generally is not entitled to any deduction for, a specified portion of such payments. If the exercise date of an option granted, or the vesting date of restricted stock awarded, or the vesting or payment date of any other Award under the Equity Plan is accelerated by a change in control of the Company, such acceleration of the exercise, vesting or payment date would be relevant in determining whether the excise tax and deduction disallowance rules would be triggered.
Vote Required
      The affirmative vote of a majority of the total votes cast and entitled to vote on this proposal is necessary for approval of the amendment to the Equity Plan. If you submit a proxy without direction as to a vote on this matter, the proxy will be voted “FOR” the proposal. Abstentions will have the effect of a vote against this proposal. Broker non-votes will not be treated as shares entitled to vote and will have no effect on the outcome of the vote on this proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

PROPOSAL 3 — AMENDMENT TO OUR AMENDED AND RESTATED
1996 DIRECTOR STOCK OPTION PLAN
General
      We are soliciting approval of an amendment to our Amended and Restated 1996 Director Stock Option Plan, referred to as the Director Plan, to increase the maximum number of shares of common stock available for awards made under the Plan from 350,500 shares to 500,500 shares. The following summary of the material terms of the Director Plan, as proposed to be amended, is qualified by reference to the full text of the Director Plan. Unless otherwise specified, capitalized terms used in this discussion have the meanings assigned to them in the Director Plan. A copy of the Director Plan is attached to this Proxy Statement as Appendix B. You may also request and obtain a copy by writing to ArQule at 19 Presidential Way, Woburn, MA 01801, Attn.: Louise A. Mawhinney, Chief Financial Officer. Unless otherwise specified, capitalized terms used in this discussion have the meanings assigned to them in the Director Plan.
      The purpose of the amendment is to ensure that adequate shares of common stock are available to issue to eligible directors in the future.
      The purpose of the Director Plan is to attract and retain qualified non-employee directors to serve on our Board of Directors and to encourage stock ownership of our common stock by such directors so as to provide additional incentives to promote our success.
      On April 4, 2005, our Board of Directors voted to amend the Director Plan, subject to stockholder approval, to increase the aggregate number of shares of common stock issuable under the Director Plan by 150,000 shares from 350,500 shares to an aggregate of 500,500 shares.
      If the proposed amendment is approved, the Director Plan would authorize the grant of non-statutory stock options for the purchase of a maximum of 500,500 shares of common stock, subject to adjustment for stock splits and similar capital changes, to eligible directors as defined below.
      We last increased the number of shares of common stock available under the Director Plan in May 2004. As of April 1, 2005, options to purchase an aggregate of 262,500 shares of common stock had been granted under the Director Plan, of which no options to purchase shares have been cancelled, leaving 88,000 shares available for future grants.
      We granted an aggregate of 30,000 options under the Director Plan during 2004. As grants under the Director Plan are automatic in prescribed amounts, the amendment would not have affected the number of options granted pursuant to the Director Plan in 2004. However, if the amendment is not approved, the total amount of options granted in the future may be curtailed, particularly if the number of directors increases.
Administration and Eligibility
      All of our non-employee directors, currently seven directors, are eligible to participate in the Director Plan. Pursuant to the Director Plan, an option to purchase 10,000 shares of common stock is automatically granted to each non-employee director at the time that he or she is first elected or appointed to the Board of Directors. This initial option becomes exercisable as to 3,334 shares on the date of the Company’s next annual meeting of stockholders following the date of grant and as to 3,333 shares on the date of each of the next two annual meetings of stockholders.
      In addition, at each annual meeting of stockholders, each eligible director serving as a member of the Board of Directors prior to and immediately after such annual meeting is automatically granted an immediately exercisable option to purchase 5,000 shares of common stock (whether or not the director is a nominee for election at such annual meeting).
      The exercise price of options granted under the Director Plan is the closing price of our common stock on the Nasdaq National Market on the trading date preceding the grant, and the term of each option granted under the Director Plan is ten years from the date of grant.

Federal Income Tax Consequences Relating to Director Plan Options
      Options granted under the Director Plan are non-statutory stock options. Please refer to the discussion of the tax consequences relating to non-statutory stock options under the section above entitled “PROPOSAL 2 — AMENDMENT TO OUR AMENDED AND RESTATED 1994 EQUITY INCENTIVE PLAN.”
Vote Required
      The affirmative vote of a majority of the total votes cast and entitled to vote on this proposal will constitute approval of the amendment to the Director Plan. If you submit a proxy without direction as to a vote on this matter, the proxy will be voted “FOR” the proposal. Abstentions will have the effect of a vote against this proposal. Broker non-votes will not be treated as shares entitled to vote and will have no effect on the outcome of the vote on this proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

PROPOSAL 4 — AMENDMENT TO OUR AMENDED AND RESTATED
1996 EMPLOYEE STOCK PURCHASE PLAN
General
      We are soliciting approval of an amendment to our Amended and Restated 1996 Employee Stock Purchase Plan, referred to as the Purchase Plan, to increase the number of shares of common stock available for issuance upon exercise of rights granted under the Purchase Plan by 210,000 shares from 1,020,000 shares to 1,230,000 shares.
      The purpose of the amendment is to ensure that a sufficient number of shares of common stock is available to be issued to participants in the Purchase Plan in the future.
      The following summary of the material terms of the Purchase Plan, as amended, is qualified by reference to the full text of the Purchase Plan (attached as Appendix C). You may also obtain a copy by writing to ArQule at 19 Presidential Way, Woburn, MA 01801, Attn.: Louise A. Mawhinney, Chief Financial Officer. Unless otherwise specified, capitalized terms used in this discussion have the meanings assigned to them in the Purchase Plan.
      The Purchase Plan provides our full-time employees the opportunity to purchase shares of the Company’s common stock by automatic payroll deductions or other means on favorable terms. The Purchase Plan helps us attract and retain top quality personnel, motivates them to acquire an equity stake in ArQule and provides an incentive for them to achieve long-range performance goals.
      On April 4, 2005, our Board of Directors voted to amend the Purchase Plan, subject to stockholder approval, to increase the aggregate number of shares of common stock subject to purchase under the plan by 210,000 shares from 1,020,000 shares to 1,230,000 shares.
      If the proposed amendment is approved, an aggregate of 1,230,000 shares of common stock will be reserved for issuance under the Purchase Plan, subject to adjustment for stock splits and similar capital changes. We last increased the number of shares of common stock reserved for issuance under the Purchase Plan in May 2003. As of April 1, 2005, 268 employees were eligible to participate in the Purchase Plan and 767,455 shares had been purchased under the Purchase Plan. The closing price of our common stock on April 1, 2005, as reported by the Nasdaq National Market, was $4.77.
      The Compensation Committee determines, in its discretion, the frequency and duration of offerings under the Purchase Plan, while the number of shares purchased is generally determined by both the number of rights to purchase shares granted by the board of directors, the number of participants and the number of shares the participants wish to purchase. Such future grants are not presently determinable, and it is not possible to predict the benefits or amounts that will be received by or allocated to particular individuals or groups in 2005. The Company believes that the proposed amendment to the Purchase Plan would not have affected the number of rights to purchase common stock that were granted under the Purchase Plan in 2004. However, if the amendment is not approved the total amount of shares available for issuance upon exercise of rights granted in 2005 may be curtailed.
Administration and Eligibility
      The Purchase Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). Our Board of Directors, at its discretion, grants rights to purchase shares of common stock under the Purchase Plan. The Board of Directors determines the frequency and duration of individual offerings under the Purchase Plan and the date(s) when stock may be purchased. All of our full-time employees, as defined in the Purchase Plan, are eligible to participate in the Purchase Plan.
      Eligible employees participate voluntarily and may withdraw from any offering at any time before stock is purchased. Participation terminates automatically upon termination of employment for any reason. The purchase price per share in an offering, unless the Board of Directors determines a higher price, is 85% of the lower of the fair market value of common stock on the first day of an offering period or the date the shares are purchased. The purchase price may be paid through regular payroll deductions, lump sum cash payments or a combination of both, as determined by the Compensation Committee.

      In accordance with Section 423 of the Code, no employee may participate in an offering under the Purchase Plan if, immediately after the right to acquire shares of common stock in the offering is granted, the employee would own 5% or more of the voting stock or value of the Company (including stock that may be purchased through subscriptions under the Purchase Plan or any other options), nor may an employee buy more than $25,000 worth of stock (determined by the fair market value of the common stock at the time the right to purchase the common stock is granted) through the Purchase Plan in any calendar year. In addition, each employee’s purchases in any calendar year cannot exceed 15% of the employee’s annual rate of compensation.
      The Purchase Plan may be amended or terminated at any time by the Board of Directors, subject to any necessary approval by stockholders. In particular, any Purchase Plan amendment that would increase the number of shares offered under the Purchase Plan requires stockholder approval.
Federal Income Tax Consequences Relating to the Purchase Plan
      The following discussion briefly summarizes certain federal income tax consequences of participation in the Purchase Plan and does not attempt to describe all possible federal or any foreign, state, local or other tax consequences of such participation or tax consequences based upon particular circumstances. Moreover, statutory provisions are technical and subject to change, as are their interpretations, and their application may vary in individual circumstances.
      A participant will be taxed on amounts withheld for the purchase of shares as if such amounts were actually received by the participant. No other income with respect to the shares purchased will be recognized until disposition of the shares acquired or the participant’s death. The tax consequences upon disposition generally depend on the period that the purchased shares are held prior to disposition.
      In order to qualify for favorable tax treatment, except in the case of the participant’s death as discussed below, a participant must hold the shares purchased under the Purchase Plan for more than two years from the offering commencement date and more than one year after the actual purchase date of the shares. Then, upon sale or other disposition of the shares, the participant will be treated as having received an amount of taxable compensation income equal to the lesser of (i) the amount, if any, by which the fair market value of such shares at the commencement of the offering exceeds the actual purchase price the participant pays for such shares and (ii) the amount by which the fair market value of such shares at the time of disposition exceeds the actual purchase price paid by the participant. No deduction will be allowed to the Company for Federal income tax purposes upon the purchase of shares or, if the participant waits the prescribed holding period to dispose of such shares, upon disposition. However, if the participant does not wait the prescribed period to dispose of such shares, he or she will be treated as having received taxable compensation income upon disposition equal to the excess of the fair market value of the stock on the date of purchase over the actual purchase price, and we will be allowed to deduct that amount. In both cases, any difference over or under the participant’s tax cost (the purchase price plus the amount of taxable compensation income that the participant recognizes upon disposition of the shares) will be treated as a capital gain or loss.
      If a participant dies at any time while owning shares purchased under the Purchase Plan, the excess of the fair market value of such shares at the commencement of the offering period over the aggregate purchase price for such shares (or, if less, the excess of the fair market value of such shares on the date of death over the aggregate purchase price paid for such shares) is recognized by the participant as ordinary income in the year of death, and we would not be allowed a deduction for Federal income tax purposes.
Vote Required
      The affirmative vote of a majority of the total votes cast and entitled to vote on this proposal is necessary for approval of the amendment to the Purchase Plan. If you submit a proxy without direction as to a vote on this matter, the proxy will be voted “FOR” the proposal. Abstentions will have the effect of a vote against this proposal. Broker non-votes will not be treated as votes cast and will have no effect on the outcome of the vote on this proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

PROPOSAL 5 — TO RATIFY THE SELECTION OF INDEPENDENT AUDITORS
      We are asking our stockholders to ratify and confirm the appointment by our Audit Committee of PricewaterhouseCoopers LLP, an independent registered public accounting firm, to serve as the Company’s independent auditors for the fiscal year ending December 31, 2005.
      PricewaterhouseCoopers LLP has audited our accounts since our inception. The Audit Committee of our Board of Directors has appointed PricewaterhouseCoopers LLP to serve as our independent auditors for the fiscal year ending December 31, 2005. Representatives of PricewaterhouseCoopers LLP are expected to attend the annual meeting to respond to appropriate questions, and will have the opportunity to make a statement if they desire.
      The fees for services provided by PricewaterhouseCoopers LLP to us in 2004 and 2003 were (i) audit-related fees in connection with financial reviews of acquisition candidates and audits of our employee benefit plans, and (ii) tax fees related to the preparation of federal, state and foreign tax returns and resolution of various tax compliance issues.

	2004	2003

Audit Fees(1)	$391,277	$173,500
Audit-Related Fees(2)	—	159,550
Tax Fees(3)	21,215	41,070
All Other Fees(4)	—	—

Total	$412,492	$374,120

(1)	Audit Fees consist of fees for professional services for the audit of ArQule’s consolidated financial statements and internal control over financial reporting included in our Annual Report on Form 10-K, the review of the interim financial statements included in our Quarterly Reports on Form 10-Q, and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements. The Audit Committee approved all Audit Fees for 2004 and 2003.

(2)	Audit-Related Fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of ArQule’s financial statements and which are not reported under “Audit Fees.” In 2003, these services relate to financial reviews of acquisition candidates and accounting advisory services. There were no Audit-Related Fees incurred in 2004. The Audit Committee approved all Audit-Related Fees for 2003.

(3)	Tax Fees consist of fees for tax advice services relating to various federal, state and foreign tax issues, and, in 2003, for the preparation of ArQule’s federal and state returns. The Audit Committee approved all Tax Fees for 2004 and 2003.

(4)	All Other Fees are billed by PricewaterhouseCoopers LLP to ArQule for any services not included in the first three categories. There were no such fees incurred in 2004 or 2003.
      The Audit Committee does not have any pre-approval policies or procedures for services by PricewaterhouseCoopers LLP. The audit committee pre-approves each proposed service to be provided by PricewaterhouseCoopers LLP on a case-by-case basis.
Vote Required
      The affirmative vote of a majority of the total votes cast and entitled to vote on this proposal is necessary for approval of the amendment to the Purchase Plan. If you submit a proxy without direction as to a vote on this matter, the proxy will be voted “FOR” the proposal. Abstentions will have the effect of a vote against this proposal. Broker non-votes will not be treated shares entitled to vote and will have no effect on the outcome of the vote on this proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      Dr. Cautreels has been the Global Head of Research and Development of Solvay Pharmaceuticals B.V. since May 1998 and has been one of our directors since September 1999. In November 1995, we entered into a five-year agreement with Solvay Duphar B.V., which was superseded by an amended and restated agreement with Solvay Pharmaceuticals B.V. in January 2001 extending the collaboration through December 31, 2003. As of December 31, 2003, we have received $20.7 million under the original and amended agreements, both of which are complete. Solvay is committed to make additional payments if we achieve certain development milestones and to pay royalties on sales of any drugs that result from the relationship. In connection with the original collaboration, an affiliate of Solvay, Physica B.V., made a $7 million equity investment in ArQule.

SHARE OWNERSHIP
      The following table and footnotes set forth certain information regarding the beneficial ownership of the Company’s common stock as of April 1, 2005 by (i) persons known by us to be beneficial owners of more than 5% of our common stock, (ii) our named executive officers, (iii) our directors and nominees for election as director, and (iv) all current executive officers and directors as a group.

	Shares Beneficially
	Owned (1)

5% Stockholders	Number	Percent

Black Bear Offshore Master Fund, L.P. (1)	2,536,526	7.29%
c/o CITCO Fund Services (Cayman Islands) Limited Corporate Centre West Bay Road, P.O. Box 31106-SMB Grand Cayman, Cayman Islands
BV Partners L.P. (2)	2,859,332	8.22%
227 West Monroe Street, Suite 4800 Chicago, Illinois 60606
Eastbourne Capital Management, L.L.C. (3)	3,809,524	10.95%
1101 Fifth Avenue, Suite 160 San Rafael, CA 94901
Pfizer Inc (4)	3,273,679	9.41%
235 East 42nd Street New York, New York 10017-5755

Directors and Executive Officers
Michael J. Astrue (5)	3,334	*
Laura Avakian (6)	30,300	*
Timothy C. Barabe (7)	28,120	*
Werner Cautreels (8)	28,000	*
Tuan Ha-Ngoc (9)	28,000	*
William G. Messenger (10)	4,034	*
Patrick J. Zenner (11)	17,500	*
Stephen A. Hill (12)	543,447	1.56
Chiang J. Li (13)	554,132	1.59
Louise A. Mawhinney (14)	18,750	*
All current directors and executive officers as a group (10 persons) (15)	1,255,617	3.61%

*	Indicates less than 1%. The persons and entities named in the table have sole voting and investment power with respect to the shares beneficially owned by them, except as noted below. Share numbers include shares of common stock issuable pursuant to outstanding options that may be exercised within sixty (60) days after April 1, 2005.

(1)	These shares are beneficially owned by Black Bear Offshore Master Fund, L.P., a limited partnership organized under the laws of the Cayman Islands, based on the Schedule 13G filed by Black Bear Offshore Master Fund, L.P. with the SEC on February 7, 2005.

(2)	These shares are beneficially owned by BV Partners L.P., based on the Statement of Changes in Beneficial Ownership on the Schedule 13 G/A filed by BV Partners L.P. with the SEC on February 11, 2005. BV Partners L.P. is the designated filer on behalf of itself, Biotechnology Value Fund, L.P., Biotechnology Value Fund II, BVF Investments L.L.C. and BVF Inc.

(3)	These shares are beneficially owned by Eastbourne Capital Management, L.L.C., a limited liability company organized under the laws of Delaware, based on the the Schedule 13G filed by Eastbourne Capital Management, L.L.C. with the SEC on February 7, 2005.

(4)	These shares were issued to Pfizer Holdings Europe, Latouche House, International Financial Services Centre, Dublin 1, Ireland, a subsidiary of Pfizer Inc.

(5)	Consists solely of 3,334 shares of common stock subject to options that will become exercisable within sixty (60) days of April 1, 2005.

(6)	Consists of (i) 2,300 shares of common stock, and (ii) 28,000 shares of common stock subject to options that are presently exercisable or will become exercisable within sixty (60) days of April 1, 2005. Ms. Avakian and her husband share voting and dispositive power over 2,000 of the 2,300 shares of common stock.

(7)	Consists of (i) 7,120 shares of common stock, and (ii) 21,000 shares subject to options that are presently exercisable or will become exercisable within sixty (60) days of April 1, 2005.

(8)	Consists solely of 28,000 shares of common stock subject to options that are presently exercisable or will become exercisable within sixty (60) days of April 1, 2005.

(9)	Consists solely of 28,000 shares of common stock subject to options that are presently exercisable or will become exercisable within sixty (60) days of April 1, 2005.

(10)	Consists of (i) 700 shares of common stock, and (ii) 3,334 shares subject to options that are presently exercisable or will become exercisable within sixty (60) days of April 1, 2005.

(11)	Consists solely of 17,500 shares of common stock subject to options that are presently exercisable or will become exercisable within sixty (60) days of April 1, 2005.

(12)	Consists of (i) 5,947 shares of common stock, and (ii) 537,500 shares of common stock subject to options that are presently exercisable or will become exercisable within sixty (60) days of April 1, 2005.

(13)	Consists of (i) 477,882 shares of common stock, and (ii) 76,250 shares of common stock subject to options that are presently exercisable or will become exercisable within sixty (60) days of April 1, 2005.

(14)	Consists solely of 18,750 shares of common stock subject to options that are presently exercisable or will become exercisable within sixty (60) days of April 1, 2005.

(15)	Consists of (i) 493,949 shares of common stock, and (ii) 761,668 of common stock subject to options that are presently exercisable or will become exercisable within sixty (60) days of April 1, 2005.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Our executive officers and directors are required under Section 16(a) of the Securities and Exchange Act of 1934 (the “Exchange Act”) to file reports of ownership and changes in ownership of our securities with the SEC. Copies of those reports must also be furnished to us.
      Based solely on a review of the copies of reports furnished to us and written representations that no other reports were required, we believe that during 2004, our executive officers and directors complied with all applicable Section 16(a) filing requirements.
STOCKHOLDER PROPOSALS
      Assuming our 2006 Annual Meeting of Stockholders is not more than 30 days before or 30 days after May 18, 2006, if you wish to bring business before the 2006 Annual Meeting of Stockholders and to have such proposal included in the proxy statement and card related to that meeting, you must give written notice to ArQule by December 14, 2005 (the date 120 days before the anniversary of the date the 2005 proxy statement was mailed to stockholders).
      If you intend to bring such a proposal at the 2006 Annual Meeting outside the SEC’s shareholder proposal rules, or wish to propose a director nomination at the 2006 Annual Meeting, you must provide written notice to ArQule of such proposal or nomination by March 4, 2006 (the date 75 days before the anniversary of the 2005 Annual Meeting).
      Notices of stockholder proposals and nominations should be given in writing to Louise A. Mawhinney, Chief Financial Officer, ArQule, Inc., 19 Presidential Way, Woburn, Massachusetts, 01801.
OTHER MATTERS
      The Board of Directors does not know of any business to come before the Annual Meeting other than the matters described in the Notice of Annual Meeting. If other business is properly presented for consideration at the meeting, the enclosed proxy authorizes the persons named therein to vote the shares represented thereby in their discretion.
      ANY HOLDER OR BENEFICIAL OWNER OF THE COMPANY’S COMMON STOCK MAY OBTAIN A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. WRITTEN REQUESTS FOR COPIES OF OUR ANNUAL REPORT ON FORM 10-K SHOULD BE ADDRESSED TO LOUISE A. MAWHINNEY, CHIEF FINANCIAL OFFICER, ARQULE, INC., 19 PRESIDENTIAL WAY, WOBURN, MASSACHUSETTS, 01801. IN ADDITION, OUR ANNUAL REPORT MAILED TO STOCKHOLDERS CONTAINS THE FULL TEXT OF OUR FILING ON FORM 10-K.

APPENDIX A
ARQULE, INC.
Amended and Restated
1994 Equity Incentive Plan
Section 1.     Purpose
      The purpose of the Plan is to attract and retain key employees and consultants of the Company and its Affiliates, to provide an incentive for them to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company. Independent contractors and leased employees of the Company shall not be eligible to participate in the Plan notwithstanding that they may be deemed to be “common law” employees of the Company for other purposes.
Section 2.     Definitions
      “Affiliate” means any business entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Company. For purposes hereof, “Control” (and with correlative meanings, the terms “controlled by” and “under common control with”) shall mean the possession of the power to direct or cause the direction of the management and policies of the Company, whether through the ownership of voting stock, by contract or otherwise. In the case of a corporation “control” shall mean, among other things, the direct or indirect ownership of more than fifty percent (50%) of its outstanding voting stock. In the case of an Incentive Stock Option, the term “Affiliate” shall not include any entity which is not either a “parent corporation” or a “subsidiary corporation,” both as defined in Section 424 of the Code, with respect to the Company.
      “Award” means any Option, Stock Appreciation Right, Performance Share, Restricted Stock, Stock Unit or Other Stock-Based Award awarded under the Plan or any Award previously granted under the 1994 Equity Incentive Plan of the Company or the Amended and Restated 1994 Equity Incentive Plan of the Company as in effect prior to date this Plan was adopted by the Board of Directors.
      “Board” means the Board of Directors of the Company.
      “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor to such Code.
      “Committee” means a committee of not fewer than two members of the Board appointed by the Board to administer the Plan. If a Committee is authorized to grant Options to a Reporting Person or a “covered employee” within the meaning of Section 162(m) of the Code, each member shall be a “non-employee director” or the equivalent within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and an “outside director” or the equivalent within the meaning of Section 162(m) of the Code, respectively. Until such committee is appointed, “Committee” means the Board.
      “Common Stock” or “Stock” means the Common Stock, $0.01 par value, of the Company.
      “Company” means ArQule, Inc.
      “Designated Beneficiary” means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant’s death. In the absence of an effective designation of a beneficiary by a Participant, “Designated Beneficiary” shall mean (i) the Participant’s estate, if such amounts or rights are, under applicable law, deemed to be part of the Participant’s estate, or (ii) such person who acquired the right to receive amounts due or exercise rights of the Participant by bequest or inheritance.
      “Effective Date” means October 28, 1994.

      “Fair Market Value” means, with respect to Common Stock or any other property, the fair market value of such property as determined by the Committee in good faith or in the manner established by the Committee from time to time.
      “Incentive Stock Option” means an option to purchase shares of Common Stock awarded to a Participant under Section 6 that is intended to meet the requirements of Section 422 of the Code or any successor provision and is designated by the Committee as such.
      “Nonstatutory Stock Option” means an option to purchase shares of Common Stock awarded to a Participant under Section 6 that is not intended to be an Incentive Stock Option.
      “Option” means an Incentive Stock Option or a Nonstatutory Stock Option.
      “Other Stock-Based Award” means an Award, other than an Option, Stock Appreciation Right, Performance Share, Restricted Stock or Stock Unit, having a Common Stock element and awarded to a Participant under Section 11.
      “Participant” means, subject to Section 4 hereof, a person selected by the Committee to receive an Award under the Plan.
      “Performance Cycle” or “Cycle” means the period of time selected by the Committee during which performance is measured for the purpose of determining the extent to which an award of Performance Shares has been earned.
      “Performance Shares” mean shares of Common Stock, which may be earned by the achievement of performance goals, awarded to a Participant under Section 8.
      “Reporting Person” means a person subject to Section 16 of the Securities Exchange Act of 1934 or any successor provision.
      “Restricted Period” means the period of time selected by the Committee during which an Award may be forfeited to the Company pursuant to the terms and conditions of such Award.
      “Restricted Stock” means shares of Common Stock subject to forfeiture awarded to a Participant under Section 9.
      “Stock Appreciation Right” or “SAR” means a right to receive any excess in value of shares of Common Stock over the exercise price awarded to a Participant under Section 7.
      “Stock Unit” means an award of Common Stock or units that are valued in whole or in part by reference to, or otherwise based on, the value of Common Stock, awarded to a Participant under Section 10.
      “Ten-Percent Stockholder” shall mean a Participant who, at the time of grant of an Incentive Stock Option, owns, applying Section 424(d) of the Code, stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or a “parent corporation” or “subsidiary corporation” (both as defined in Section 424 of the Code) with respect to the Company.
Section 3.     Administration
      The Plan shall be administered by the Committee. The Committee shall have authority and discretion to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, to interpret the provisions of the Plan, subject to the provisions of the Plan, to grant Awards to Participants and determine the terms of all such Awards, to determine the identity of a Participant’s Designated Beneficiary and to determine the identity of a Participant’s (or Designated Beneficiary’s) legal representative in the event such person becomes legally disabled. The Committee’s decisions shall be final and binding. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to make Awards to Participants who are not Reporting Persons or covered employees and all determinations under the Plan with respect thereto, provided that the Committee shall fix the maximum amount of such Awards for all such Participants and a maximum for any one Participant.

Section 4.     Eligibility
      All employees and, in the case of Awards other than Incentive Stock Options, any consultant of the Company or any Affiliate, capable of contributing significantly to the successful performance of the Company, other than a person who has irrevocably elected not to be eligible, are eligible to be Participants in the Plan.
Section 5.     Stock Available for Awards
      (a) Subject to adjustment under subsection (b), Awards may be made under the Plan for up to 9,600,000 shares of Common Stock. If any Award in respect of shares of Common Stock expires or is terminated unexercised or is forfeited without the Participant having had the benefits of ownership (other than voting rights), the shares subject to such Award, to the extent of such expiration, termination or forfeiture, shall again be available for award under the Plan. Common Stock issued through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.
      (b) In the event that the Committee determines that any stock dividend, extraordinary cash dividend, creation of a class of equity securities, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar transaction affects the Common Stock such that an adjustment is required or desirable in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee (subject, in the case of Incentive Stock Options, to any limitation required under the Code) may in its discretion equitably adjust any or all of, or provide substitution for, (i) the number and kind of shares in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards, and (iii) the award, exercise or conversion price with respect to any of the foregoing, and if considered appropriate, the Committee may make provision for a cash payment with respect to an outstanding Award, provided that the number of shares subject to any Award shall always be a whole number.
Section 6.     Stock Options
      (a) Subject to the provisions of the Plan, the Committee may award Incentive Stock Options and Nonstatutory Stock Options and determine the number of shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option. The terms and conditions of Incentive Stock Options shall be subject to and comply with Section 422 of the Code or any successor provision and any regulations thereunder, and no Incentive Stock Option may be granted hereunder more than ten years after May 19, 2004.
      (b) The Committee shall establish the option price at the time each Option is awarded, which price shall not be less than 100% (110% in the case of a Ten-Percent Stockholder) of the Fair Market Value of the Common Stock on the date of award with respect to Incentive Stock Options. Nonstatutory Stock Options may be granted at such prices as the Committee may determine.
      (c) Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable Award or thereafter, provided, however, that an Incentive Stock Option may not be exercised more than ten years (five years in the case of a Ten-Percent Stockholder) from the date of award. The Committee may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.
      (d) No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Company. Such payment may be made in whole or in part in cash or, to the extent permitted by the Committee at or after the award of the Option, by delivery of a note or shares of Common Stock owned by the optionee, including Restricted Stock, or by retaining shares otherwise issuable pursuant to the Option, in each case valued at their Fair Market Value on the date of delivery or retention, or such other lawful consideration as the Committee may determine.
      (e) The Committee may provide that, subject to such conditions as it considers appropriate, upon the delivery or retention of shares to the Company in payment of an Option, the Participant automatically be awarded an Option for up to the number of shares so delivered.
Section 7.     Stock Appreciation Rights
      (a) Subject to the provisions of the Plan, the Committee may award SARs in tandem with an Option (at or after the award of the Option), or alone and unrelated to an Option. SARs in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem SARs are exercised. SARs granted in tandem with Options shall have an exercise price not less than the exercise price of the related Option. SARs granted alone and unrelated to an Option may be granted at such exercise prices as the Committee may determine.
      (b) An SAR related to an Option, which SAR can only be exercised upon or during limited periods following a change in control of the Company, may entitle the Participant to receive an amount based upon the highest price paid or offered for Common Stock in any transaction relating to the change in control or paid during the thirty-day period immediately preceding the occurrence of the change in control in any transaction reported in the stock market in which the Common Stock is normally traded.
Section 8.     Performance Shares
      (a) Subject to the provisions of the Plan, the Committee may award Performance Shares and determine the number of such shares for each Performance Cycle and the duration of each Performance Cycle. There may be more than one Performance Cycle in existence at any one time, and the duration of Performance Cycles may differ from each other. The payment value of Performance Shares shall be equal to the Fair Market Value of the Common Stock on the date the Performance Shares are earned or, in the discretion of the Committee, on the date the Committee determines that the Performance Shares have been earned.
      (b) The Committee shall establish performance goals for each Cycle, for the purpose of determining the extent to which Performance Shares awarded for such Cycle are earned, on the basis of such criteria and to accomplish such objectives as the Committee may from time to time select. During any Cycle, the Committee may adjust the performance goals for such Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.
      (c) As soon as practicable after the end of a Performance Cycle, the Committee shall determine the number of Performance Shares that have been earned on the basis of performance in relation to the established performance goals. The payment values of earned Performance Shares shall be distributed to the Participant or, if the Participant has died, to the Participant’s Designated Beneficiary, as soon as practicable thereafter. The Committee shall determine, at or after the time of award, whether payment values will be settled in whole or in part in cash or other property, including Common Stock or Awards.
Section 9.     Restricted Stock
      (a) Subject to the provisions of the Plan, the Committee may award shares of Restricted Stock and determine the duration of the Restricted Period during which, and the conditions under which, the shares may be forfeited to the Company and the other terms and conditions of such Awards. Shares of Restricted Stock may be issued for no cash consideration or such minimum consideration as may be required by applicable law.
      (b) Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company.

At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant or if the Participant has died, to the Participant’s Designated Beneficiary.
Section 10.     Stock Units
      (a) Subject to the provisions of the Plan, the Committee may award Stock Units subject to such terms, restrictions, conditions, performance criteria, vesting requirements and payment rules as the Committee shall determine.
      (b) Shares of Common Stock awarded in connection with a Stock Unit Award shall be issued for no cash consideration or such minimum consideration as may be required by applicable law.
Section 11.     Other Stock-Based Awards
      (a) Subject to the provisions of the Plan, the Committee may make other awards of Common Stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, Common Stock, including without limitation convertible preferred stock, convertible debentures, exchangeable securities and Common Stock awards or options. Other Stock-Based Awards may be granted either alone or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan.
      (b) The Committee may establish performance goals, which may be based on performance goals related to book value, subsidiary performance or such other criteria as the Committee may determine, Restricted Periods, Performance Cycles, conversion prices, maturities and security, if any, for any Other Stock-Based Award. Other Stock-Based Awards may be sold to Participants at the face value thereof or any discount therefrom or awarded for no consideration or such minimum consideration as may be required by applicable law.
Section 12.     General Provisions Applicable to Awards
      (a) Documentation. Each Award under the Plan shall be evidenced by a writing delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable tax and regulatory laws and accounting principles.
      (b) Committee Discretion. Each type of Award may be made alone, in addition to or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of award or at any time thereafter.
      (c) Settlement. The Committee shall determine whether Awards are settled in whole or in part in cash, Common Stock, other securities of the Company, Awards or other property. The Committee may permit a Participant to defer all or any portion of a payment under the Plan, including the crediting of interest on deferred amounts denominated in cash and dividend equivalents on amounts denominated in Common Stock.
      (d) Dividends and Cash Awards. In the discretion of the Committee, any Award under the Plan may provide the Participant with (i) dividends or dividend equivalents payable currently or deferred with or without interest, and (ii) cash payments in lieu of or in addition to an Award.
      (e) Termination of Employment. The Committee shall determine the effect on an Award of the disability, death, retirement or other termination of employment of a Participant and the extent to which, and the period during which, the Participant’s legal representative, guardian or Designated Beneficiary may receive payment of an Award or exercise rights thereunder.
      (f) Change in Control. In order to preserve a Participant’s rights under an Award in the event of a change in control of the Company, the Committee in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or realization of the Award, (ii) provide for the purchase of the Award upon the Participant’s request for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable, (iii) adjust the terms of the Award in a manner determined by the Committee to reflect the change in control, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Committee may consider equitable and in the best interests of the Company.
      (g) Loans. The Committee may authorize the making of loans or cash payments to Participants in connection with any Award under the Plan, which loans may be secured by any security, including Common Stock, underlying or related to such Award (provided that such Loan shall not exceed the Fair Market Value of the security subject to such Award), and which may be forgiven upon such terms and conditions as the Committee may establish at the time of such loan or at any time thereafter.
      (h) Withholding Taxes. The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Company’s obligation to issue or deliver shares of Common Stock or pay any amount pursuant to any Award shall be subject to the Participant’s satisfaction of his or her obligations under the preceding sentence. In the Committee’s discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.
      (i) Foreign Nationals. Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable laws.
      (j) Amendment of Award. The Committee may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.
      (k) Transferability. In the discretion of the Committee, any Award may be made transferable upon such terms and conditions and to such extent as the Committee determines, provided that Incentive Stock Options may be transferable only to the extent permitted by the Code. The Committee may in its discretion waive any restriction on transferability.
Section 13.     Miscellaneous
      (a) No Right To Employment. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment. The Company expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.
      (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof. A Participant to whom Common Stock is awarded shall be considered the holder of the Stock at the time of the Award except as otherwise provided in the applicable Award.
      (c) Effective Date. Subject to the approval of the stockholders of the Company, the Plan shall be effective on the Effective Date. Before such approval, Awards may be made under the Plan expressly subject to such approval.
      (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, subject to any stockholder approval that the Board determines to be necessary or advisable.

      (e) Governing Law. The provisions of the Plan shall be governed by and interpreted in accordance with the laws of Delaware.

This Plan was approved by the Board of Directors on October 17, 1994.
This Plan was approved by the stockholders on October 17, 1994.
The Board of Directors amended and restated this Plan on April 8, 1998.
The amendment and restatement was approved by the stockholders at the Annual Meeting of Stockholders on May 14, 1998.
The Board of Directors amended and restated this Plan on March 16, 2000.
The amendment and restatement was approved by the stockholders at the Annual Meeting of Stockholders on May 18, 2000.
The Board of Directors amended and restated this Plan on March 23, 2001.
The amendment and restatement was approved by the stockholders at the Annual Meeting of Stockholders on May 17, 2001.
The Board of Directors amended and restated this Plan on March 21, 2002.
The amendment and restatement was approved by the stockholders at the Annual Meeting of Stockholders on May 16, 2002.
The Board of Directors amended and restated this Plan on April 7, 2004.
The amendment and restatement was approved by the stockholders at the Annual Meeting of Stockholders on May 19, 2004.
The Board of Directors amended and restated this Plan on April 4, 2005.

APPENDIX B
ARQULE, INC.
Amended and Restated
1996 Director Stock Option Plan
      The purpose of this Amended and Restated 1996 Director Stock Option Plan (the “Plan”) of ArQule, Inc. (the “Company”) is to attract and retain highly qualified non-employee directors of the Company and to encourage ownership of stock of the Company by such directors so as to provide additional incentives to promote the success of the Company.

1.	ADMINISTRATION OF THE PLAN.
      Grants of stock options under the Plan shall be automatic as provided in Section 6. However, all questions of interpretation with respect to the Plan and options granted under it shall be determined by the Board of Directors of the Company (the “Board”) or by a committee consisting of one or more directors appointed by the Board and such determination shall be final and binding upon all persons having an interest in the Plan.

2.	PERSONS ELIGIBLE TO PARTICIPATE IN THE PLAN.
      Each director of the Company who is not an employee of the Company or of any subsidiary of the Company shall be eligible to participate in the Plan unless such director irrevocably elects not to participate.

3.	SHARES SUBJECT TO THE PLAN.
      (a) The aggregate number of shares of the Company’s Common Stock which may be optioned under this Plan is 500,500 shares. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.
      (b) In the event of a stock dividend, split-up, combination or reclassification of shares, recapitalization or other similar capital change relating to the Company’s Common Stock, the maximum aggregate number and kind of shares or securities of the Company as to which options may be granted under this Plan and as to which options then outstanding shall be exercisable, and the option price of such options shall be appropriately adjusted so that the proportionate number of shares or other securities as to which options may be granted and the proportionate interest of holders of outstanding options shall be maintained as before the occurrence of such event.
      (c) In the event of a consolidation or merger of the Company with another corporation where the Company’s stockholders do not own a majority in interest of the surviving or resulting corporation, or the sale or exchange of all or substantially all of the assets of the Company, or a reorganization or liquidation of the Company, any deferred exercise period shall be automatically accelerated and each holder of an outstanding option shall be entitled to receive upon exercise and payment in accordance with the terms of the option the same shares, securities or property as he would have been entitled to receive upon the occurrence of such event if he had been, immediately prior to such event, the holder of the number of shares of Common Stock purchasable under his or her option; provided, however, that in lieu of the foregoing the Board may upon written notice to each holder of an outstanding option or right under the Plan, provide that such option or right shall terminate on a date not less than 20 days after the date of such notice unless theretofore exercised.
      (d) Whenever options under this Plan lapse or terminate or otherwise become unexercisable the shares of Common Stock which were subject to such options may again be subjected to options under this Plan. The Company shall at all times while this Plan is in force reserve such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Plan.

4.	NON-STATUTORY STOCK OPTIONS.
      All options granted under this Plan shall be non-statutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

5.	FORM OF OPTIONS.
      Options granted hereunder shall be in substantially the form of the attached EXHIBIT A or in such other form as the Board or any committee appointed pursuant to Section 1 above may from time to time determine.

6.	GRANT OF OPTIONS AND OPTION TERMS.
      (a) AUTOMATIC GRANT OF OPTIONS. Upon the initial election of any person as a member of the Board who is an eligible director (whether or not such election is at an annual meeting of stockholders or otherwise), such person shall automatically be granted (i) an option to purchase 10,000 shares of Common Stock (an “Initial Option”). In addition, at each annual meeting of stockholders, each eligible director serving as a member of the Board prior to and immediately after such annual meeting (whether or not such director was reelected at such meeting) shall automatically be granted an Annual Option to purchase 5,000 shares of Common Stock (“Annual Option”; the Annual Option together with the Initial Option are sometimes collectively referred to as “Options”). No Options shall be granted hereunder after ten years from the date on which this Plan was initially approved and adopted by the Board.
      (b) DATE OF GRANT. The “Date of Grant” for Options granted under this Plan shall be the date of initial election as a director or the date of the annual stockholder meeting at which such Option was granted, as the case may be in accordance with Section 6(a).
      (c) OPTION PRICE. The option price for each Option granted under this Plan shall be the closing price for the Company’s Common Stock as reported by the National Association of Securities Dealers Automated Quotations (“Nasdaq”) National Market on the last trading day prior to Date of Grant.
      (d) TERM OF OPTION. The term of each Option granted under this Plan shall be ten years from the Date of Grant.
      (e) EXERCISABILITY OF OPTIONS. (1) The Initial Options granted under this Plan shall become exercisable with respect to 3,334 shares on the date of the Company’s next annual meeting of stockholders from the Date of Grant and with respect to 3,333 shares on the date of each of the next two annual meetings of stockholders following such annual meeting of stockholders, but in all cases if, and only if, the Option holder is a member of the Board at the opening of business on that date. (2) The Annual Options granted under this Plan shall become exercisable with respect to all 5,000 shares on the Date of Grant.
      (f) GENERAL EXERCISE TERMS. Directors holding exercisable Options under this Plan who cease to serve as members of the Board may, during their lifetime, exercise the rights they had under such Options at the time they ceased being a director for the full unexpired term of such Option. Any rights that have not yet become exercisable shall terminate upon cessation of membership on the Board. Upon the death of a director, those entitled to do so shall have the right, at any time within twelve months after the date of death, to exercise in whole or in part any rights which were available to the director at the time of his or her death. The rights of the Option holder may be exercised by the holder’s guardian or legal representative in the case of disability and by the beneficiary designated by the holder in writing delivered to the Company or, if none has been designated, by the holder’s estate or his or her transferee in accordance with this Plan, in the case of death. Options granted under the Plan shall terminate, and no rights thereunder may be exercised, after the expiration of the applicable exercise period. Notwithstanding the foregoing provisions of this section, no rights under any Options may be exercised after the expiration of ten years from their Date of Grant.
      (g) METHOD OF EXERCISE AND PAYMENT. Options may be exercised only by written notice to the Company at its head office accompanied by payment of the full Option price for the shares of Common Stock as to which they are exercised. The Option price shall be paid in cash or by check or in shares of Common Stock of the Company, or in any combination thereof. Shares of Common Stock surrendered in payment of the Option price shall have been held by the person exercising the Option for at least six months, unless otherwise permitted by the Board. The value of shares delivered in payment of the Option price shall be their fair market value, as determined in accordance with Section 6(c) above, as of the date of exercise. Upon receipt of such notice and payment, the Company shall promptly issue and deliver to the optionee (or other person entitled to exercise the Option) a certificate or certificates for the number of shares as to which the exercise is made.
      (h) NON-TRANSFERABILITY. Options granted under this Plan shall not be transferable by the holder thereof otherwise than by will or the laws of descent and distribution or as permitted by Rule 16b-3 (or any successor provision) under the Securities Exchange Act of 1934, as amended (“Rule 16b-3”).

7.	LIMITATION OF RIGHTS.
      (a) NO RIGHT TO CONTINUE AS A DIRECTOR. Neither the Plan, nor the granting of an Option or any other action taken pursuant to the Plan, shall constitute an agreement or understanding, express or implied, that the Company will retain an Option holder as a director for any period of time or at any particular rate of compensation.
      (b) NO STOCKHOLDERS’ RIGHTS FOR OPTIONS. A director shall have no rights as a stockholder with respect to the shares covered by Options until the date the director exercises such Options and pays the Option price to the Company, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such Option is exercised and paid for.

8.	AMENDMENT OR TERMINATION.
      The Board may amend or terminate this Plan at any time, provided that, to the extent necessary or desirable to comply with Rule 16b-3, this Plan shall not be amended more than once every six months, other than to comport with changes in the Code, ERISA or the rules thereunder.

9.	STOCKHOLDER APPROVAL.
      The 1996 Director Stock Option Plan was approved by the stockholders of the Company by an affirmative vote of the holders of a majority of the shares of Common Stock present, or represented and entitled to vote, at the Company’s 1997 annual meeting of stockholders and any further amendments hereto shall be subject to stockholder approval to the extent (i) required by law, (ii) required by Nasdaq or stock exchange listing requirements, as determined by the Board of Directors, or (iii) as desirable, as determined by the Board of Directors, to comply with Rule 16b-3. In the event any approval is not obtained, all Options granted under this Plan after such further amendment shall be void and without effect.

10.	GOVERNING LAW.
      This Plan shall be governed by and interpreted in accordance with the laws of the State of Delaware.
The Board of Directors amended and restated this Plan on March 16, 2000.
The amendment and restatement was approved by the stockholders at the Annual Meeting of Stockholders on May 18, 2000.
The Board of Directors amended and restated this Plan on March 21, 2002.
The amendment and restatement was approved by the stockholders at the Annual Meeting of Stockholders on May 16, 2002.
The Board of Directors amended and restated this Plan on March 14, 2003.
The amendment and restatement has been submitted for approval by the stockholders at the Annual Meeting of Stockholders on May 21, 2003.
The Board of Directors amended and restated this Plan on April 7, 2004.
The amendment and restatement was approved by the stockholders at the Annual Meeting of Stockholders on May 19, 2004.
The Board of Directors amended and restated this Plan on April 4, 2005.

APPENDIX C
ARQULE, INC.
Amended and Restated
1996 Employee Stock Purchase Plan
1.     Purpose.
      The purpose of this 1996 Employee Stock Purchase Plan (the “Plan”) is to provide employees of ArQule, Inc. (the “Company”), and its subsidiaries, who wish to become shareholders of the Company an opportunity to purchase Common Stock of the Company (the “Shares”). The Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).
2.     Eligible Employees.
      Subject to the provisions of Sections 7, 8 and 9 below, any individual who is a full-time employee (as defined below) of the Company, or any of its subsidiaries (as defined in Section 424(f) of the Code) the employees of which are designated by the Board of Directors as eligible to participate in the Plan, is eligible to participate in any Offering of Shares (as defined in Section 3 below) made by the Company hereunder. Full-time employees shall include all employees who were engaged by the Company as an employee and not as an independent contractor or leased employee and whose customary employment is:

(a) 20 hours or more per week and

(b) more than five months
in the calendar year during which said Offering Date occurs or in the calendar year immediately preceding such year. Independent contractors and leased employees of the Company shall not be eligible for participation in the Plan notwithstanding that they may be deemed to be “common law” employees of the Company for other purposes.
3.     Offering Dates.
      From time to time, the Company, by action of the Board of Directors, will grant rights to purchase Shares to employees eligible to participate in the Plan pursuant to one or more offerings (each of which is an “Offering”) on a date or series of dates (each of which is an “Offering Date”) designated for this purpose by the Board of Directors.
4.     Prices.
      The price per share for each grant of rights hereunder shall be the lesser of:

(a) eighty-five percent (85%) of the fair market value of a Share on the Offering Date on which such right was granted; or

(b) eighty-five percent (85%) of the fair market value of a Share on the date such right is exercised.
At its discretion, the Board of Directors may determine a higher price for a grant of rights.
5.     Exercise of Rights and Method of Payment.
      (a) Rights granted under the Plan will be exercisable periodically on specified dates as determined by the Board of Directors.
      (b) The method of payment for Shares purchased upon exercise of rights granted hereunder shall be through regular payroll deductions or by lump sum cash payment or both, as determined by the Board of

Directors. No interest shall be paid upon payroll deductions unless specifically provided for by the Board of Directors.
      (c) Any payments received by the Company from a participating employee and not utilized for the purchase of Shares upon exercise of a right granted hereunder shall be promptly returned to such employee by the Company after termination of the right to which the payment relates.
6.     Term of Rights.
      The total period from an Offering Date to the last date on which rights granted on that Offering Date are exercisable (the “Offering Period”) shall in no event be longer than twenty-seven (27) months. The Board of Directors when it authorizes an Offering may designate one or more exercise periods during the Offering Period. Rights granted on an Offering Date shall be exercisable in full on the Offering Date or in such proportion on the last day of each exercise period as the Board of Directors determines.
7.     Shares Subject to the Plan.
      No more than one million, two hundred and thirty thousand (1,230,000) Shares may be sold pursuant to rights granted under the Plan. Appropriate adjustments in the above figure, in the number of Shares covered by outstanding rights granted hereunder, in the exercise price of the rights and in the maximum number of Shares, and the limit on such maximum number, which an employee may purchase (pursuant to Section 9 below) shall be made to give effect to any mergers, consolidations, reorganizations, recapitalizations, stock splits, stock dividends or other relevant changes in the capitalization of the Company occurring after the effective date of the Plan, provided that no fractional Shares shall be subject to a right and each right shall be adjusted downward to the nearest full Share. Either authorized and unissued Shares or issued Shares heretofore or hereafter reacquired by the Company may be made subject to rights under the Plan. If for any reason any right under the Plan terminates in whole or in part, Shares subject to such terminated right may again be subjected to a right under the Plan.
8.     Limitations on Grants.
      (a) No employee shall be granted a right hereunder if such employee, immediately after the right is granted, would own stock or rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, or of any “subsidiary corporation” or “parent corporation,” both as defined in Section 424 of the Code, in respect of the Company, computed in accordance with Section 423(b)(3) of the Code.
      (b) No employee shall be granted a right which permits his right to purchase shares under all employee stock purchase plans of the Company and of any “subsidiary corporation” or “parent corporation,” both as defined in Section 424 of the Code, in respect of the Company, to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) (or such other maximum as may be prescribed from time to time by the Code) of the fair market value of such Shares (determined at the time such right is granted) for each calendar year in which such right is outstanding at any time in accordance with the provisions of Section 423(b)(8) of the Code.
      (c) No right granted to any participating employee under an Offering, when aggregated with rights granted under any other Offering still exercisable by the participating employee, shall cover more shares than may be purchased at an exercise price equal to fifteen percent (15%) of the employee’s annual rate of compensation on the date the employee elects to participate in the Offering or such lesser percentage as the Board of Directors may determine.
9.     Limit on Participation.
      Participation in an Offering shall be limited to eligible employees who elect to participate in such Offering in the manner, within the time limitations, and subject to limitations on the number of shares available for purchase by an individual employee and in the aggregate by all participating employees established by the Board of Directors, or committee thereof, when it authorizes the Offering.
10.     Cancellation of Election to Participate.
      An employee who has elected to participate in an Offering may cancel such election as to all (but not part) of the unexercised rights granted under such Offering by giving written notice of such cancellation to the Company before the expiration of any exercise period. Any amounts paid by the employee for the Shares or withheld for the purchase of Shares from the employee’s compensation through payroll deductions shall be paid to the employee, without interest, unless otherwise determined by the Board of Directors, upon such cancellation.
11.     Termination of Employment.
      Upon the termination of employment for any reason, including the death of the employee, before the date on which any rights granted under the Plan are exercisable, all such rights shall immediately terminate and amounts paid by the employee for the Shares or withheld for the purchase of Shares from the employee’s compensation through payroll deductions shall be paid to the employee or to the employee’s estate, without interest unless otherwise determined by the Board of Directors.
12.     Employees’ Rights as Shareholders.
      No participating employee shall have any rights as a shareholder in the Shares covered by a right granted hereunder until such right has been exercised, full payment has been made for the corresponding Shares and the Share certificate is actually issued.
13.     Rights Not Transferable.
      Rights under the Plan are not assignable or transferable by a participating employee and are exercisable only by the employee.
14.     Amendments to or Discontinuation of the Plan.
      The Board of Directors of the Company shall have the right to amend, modify or terminate the Plan at any time without notice; provided, however, that the then existing rights of all participating employees shall not be adversely affected thereby, and provided further that, subject to the provisions of Section 7 above, no such amendment to the Plan shall, without the approval of the shareholders of the Company, increase the total number of Shares which may be offered under the Plan.
15.     Effective Date and Approvals.
      This Plan became effective on August 14, 1996, the date it was adopted by the Board of Directors. The shareholders of the Company approved the Plan within twelve (12) months of the date of adoption.
      The Company’s obligation to offer, sell and deliver its Shares under the Plan is subject to (i) the approval of any governmental authority required in connection with the authorized issuance or sale of such Shares, (ii) satisfaction of the listing requirements of any national securities exchange on which the Shares are then listed and (iii) compliance, in the opinion of the Company’s counsel with, all applicable federal and state securities and other laws.

16.     Term of Plan.
      No rights shall be granted under the Plan after August 14, 2006.
17.     Administration of the Plan.
      The Board of Directors or any committee or person(s) to whom it delegates its authority (the “Administrator”) shall administer, interpret and apply all provisions of the Plan as it deems necessary to meet special circumstances not anticipated or covered expressly by the Plan. Nothing contained in this Section shall be deemed to authorize the Administrator to alter or administer the provisions of the Plan in a manner inconsistent with the provisions of Section 423 of the Code.
The Board of Directors amended and restated this Plan on March 23, 2001.
The amendment and restatement was approved by the stockholders at the Annual Meeting of Stockholders on May 17, 2001.
The Board of Directors amended and restated this Plan on March 21, 2002.
The amendment and restatement was approved by the stockholders at the Annual Meeting of Stockholders on May 16, 2002.
The Compensation Committee of the Board of Directors authorized amendment and restatement of this Plan on March 21, 2002 which changes were made effective as of February 14, 2003 and November 7, 2003. Because of the ministerial nature of the changes, the approval of the stockholders was not required.
The Compensation Committee of the Board of Directors has been redesignated as the Compensation and Nominating Committee of the Board of Directors.
The Board of Directors amended and restated this Plan on March 14, 2003.
The amendment and restatement was approved by the stockholders at the Annual Meeting of Stockholders on May 21, 2003.
The Board of Directors amended and restated this Plan on April 4, 2005.

ARQULE, INC.
19 PRESIDENTIAL WAY
WOBURN, MA 01801

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VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to ArQule, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

123,456,789,012.00000
000000000000
A/C	1234567890123456789

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	☒
		ARQULE	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ARQULE, INC.

The Board recommends a vote FOR Proposals 1, 2, 3, 4 and 5.		02	0000000000		215535002803

Vote On Directors
		For All	Withhold All	For All Except	To withhold authority to vote, mark ‘For All Except’ and write the nominee’s name on the line below.
1.	To elect William G. Messenger and Patrick J. Zenner as directors, to hold office for a term of three years and until their respective successors are elected and qualified.	☐	☐	☐

Vote On Proposals					For	Against	Abstain

2.	To approve an amendment to our Amended and Restated 1994 Equity Incentive Plan to increase the aggregate number of shares of common stock that may be issued under the plan by 1,300,000 shares from 8,300,000 to 9,600,000 shares.				☐	☐	☐

3.	To approve an amendment to our Amended and Restated 1996 Director Stock Option Plan to increase the aggregate number of shares of common stock that may be issued under the plan by 150,000 shares from 350,500 to 500,500 shares.				☐	☐	☐

4.	To approve an amendment to our Amended and Restated 1996 Employee Stock Purchase Plan to increase the aggregate number of shares of our common stock that are available for purchase under the plan by 210,000 shares from 1,020,000 to 1,230,000 shares.				☐	☐	☐

5.	To ratify and confirm the appointment by our Audit Committee of PricewaterhouseCoopers LLP, an independent registered public accounting firm, to serve as the Company’s independent auditors for the fiscal year ending December 31, 2005.				☐	☐	☐

This proxy, when properly executed, will be voted In the manner directed by the undersigned stockholders. If no specification is made, this proxy will be voted “FOR” all proposals. The proxies appointed by the undersigned stockholder are also authorized to vote at their discretion upon such other matters as may properly come before the meeting.

NOTE: Please sign exactly as name appears on stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

123,456,789,012 04269E107
Signature [PLEASE SIGN WITHIN BOX]	Date	P13432	Signature (Joint Owners)	Date	22

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF
ARQULE, INC.

ANNUAL MEETING OF STOCKHOLDERS
MAY 18, 2005

The undersigned stockholder of ArQule, Inc. hereby appoints Louise A. Mawhinney, Stephen A. Hill and Robert J. Connaughton, Jr., and each of them acting individually, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ArQule, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. Eastern Daylight Saving Time on May 18, 2005 at The Museum of Science, Science Park, Boston, MA 02114, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE AND “FOR” PROPOSALS 2, 3, 4 AND 5.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE.

Dear Shareholders,

2004 represented another year in which ArQule met or exceeded our corporate goals. We have completed our planned transition to emerge as a recognized, innovative, cancer focused, biotechnology company. We have done so while retaining our reputation for excellence in chemistry. We have made encouraging progress in our wholly owned and partnered R&D portfolio, and have maintained a strong balance sheet.

Portfolio

Our most advanced program — ARQ 501— began to suggest evidence of activity in cancer patients. It is gratifying to observe that a number of patients have benefited from periods of stabilization of their disease and that one patient experienced a significant reduction in tumor size. We continue to explore the optimal dose level and dose regimen for ARQ 501 in monotherapy, and we initiated phase 1 combination studies on schedule during the year.

A number of our discovery programs made faster than anticipated progress and we now have ARQ 550RP (second generation E2F1 program), ARQ 650RP (our “cancer survival pathway” program) and ARQ 350 (our B-RAF kinase program) approaching the end of lead optimization and close to initiation of IND enabling toxicity studies. Assuming positive data, any one of these candidates could reach the clinic within the next 18 months.

Finance

We continued to carefully manage our costs throughout the year, thus enabling us to focus resources on high value scientific programs. We ended 2004 with $71 million in cash and equivalents, compared to $77 million at the end of 2003.

Partnerships

In January of 2004, we announced a number of milestones related to our earlier work for Wyeth. We now have a milestone and royalty interest in two Wyeth programs — one for Rheumatoid Arthritis and one for Alzheimer’s disease — both large market opportunities. In April we announced one of the largest product related partnering deals of the year — a $276 million (plus royalties) option agreement — with Hoffmann-La Roche, for our E2F1 program. This partnership has proven to be extremely collaborative and is progressing to great mutual benefit. Our chemistry partnership with Pfizer also met all expectations for the year and continues to progress well. We are proud of our past and present partnerships with leading pharmaceutical companies. We are especially proud of having implemented deals in excess of $250 million for both our chemistry (with Pfizer) and biology (with Roche) — an achievement which is exceptional in the biotechnology industry.

Novel medicines will come from innovation in matching excellent chemistry to biologically relevant targets. At ArQule we are well positioned to apply the achievements, skills and motivation of our employees, past and present, to the discovery of new medicines for the benefit of patients. We thank all of our stakeholders — employees, partners and shareholders, for your patience and encouragement in supporting this endeavor.

Sincerely,

Stephen A. Hill
President and CEO
April 2005

ArQule, Inc.
19 Presidential Way · Woburn, MA 01801-5140
Main 781.994.0300 · Fax 781.376.6019 · www.ArQule.com